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North Shore Acquisition Corp.

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NORTH SHORE ACQUISITION CORP.
545-7 Dogok-Dong
SoftForum B/D, 7th Floor
Gangnam-Gu, Seoul, Korea 135-270

NOTICE OF SPECIAL MEETING
OF
STOCKHOLDERS
TO BE HELD ON NOVEMBER 30, 2009

TO THE STOCKHOLDERS OF NORTH SHORE ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of NORTH SHORE ACQUISITION CORP., a Delaware corporation (“North Shore”, “we”, “us” or “our”), will be held at 10:00 a.m. eastern standard time, on November 30, 2009, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., North Shore’s counsel, at The Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017 for the sole purpose of considering and voting upon two proposals to amend North Shore’s amended and restated certificate of incorporation (collectively, the “Extension Amendment”) to:

•	extend the date by which North Shore must complete a business combination from November 30, 2009 to January 31, 2010, before it is required to liquidate (and in connection with such proposal, the stockholders are authorizing North Shore to amend the trust agreement (the “trust agreement”) established in connection with North Shore’s initial public offering (the “IPO”) to extend the date by which the trust account (the “trust account”) established in connection with the IPO must be liquidated from November 30, 2009 to January 31, 2010); and
•	allow public holders (not including officers, directors and holders of North Shore common stock prior to the IPO) of less than 40% of North Shore’s outstanding common stock, par value $0.0001 per share (“common stock”), who vote against the Extension Amendment and elect conversion to convert their common stock into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, North Shore’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

The North Shore board of directors has fixed the close of business on November 9, 2009 as the date for determining North Shore stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of North Shore common stock on that date are entitled to have their votes counted at the special meeting or any adjournment.

The purpose of the Extension Amendment is to allow North Shore more time to complete its proposed business combination with Sungdong Industries Co., Ltd., a corporation formed in the Republic of Korea, pursuant to the Securities Purchase and Share Exchange Agreement, dated as of September 8, 2009 (the “Purchase Agreement”). This transaction is referred to as the “business combination,” and Sungdong Industries Co., Ltd. and certain of its direct and indirect subsidiaries are referred to collectively as “SDI.”

If the Extension Amendment is not approved and the proposed business combination is not consummated by November 30, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law (the “DGCL”). This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the DGCL. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In any liquidation the funds held in the trust account will be distributed, pro rata, to the holders of the public shares. North Shore anticipates notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipates it will take no more than 10 business days to effectuate such distribution. Pursuant to letter agreements (the “Letter Agreements”) between North Shore and EarlyBird Capital, Inc. (the “Underwriter”), our founding stockholders have waived their right to receive distributions with respect to their founding shares upon the North Shore’s liquidation. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. North Shore will pay the costs of liquidation from its remaining assets outside of the trust account. North Shore currently expects that the costs associated with the implementation and completion of the plan of dissolution and liquidation would not be more than approximately $15,000. Sang-Chul Kim, our Chairman, has personally agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the trust account; however, there is no guarantee that the assets of Mr. Kim will be sufficient to satisfy our dissolution and/or liquidation expenses.

North Shore has filed a preliminary proxy statement, as amended, for a meeting of North Shore stockholders to vote on the business combination. Preliminary copies of this document have been filed with the U.S. Securities and Exchange Commission (the “SEC”).

The transaction with SDI is considered a “business combination” under North Shore’s amended and restated certificate of incorporation, which currently provides that if North Shore does not consummate a business combination by November 30, 2009, North Shore will dissolve and distribute to its stockholders the funds available in the trust account established in North Shore’s IPO. As explained below, there is a possibility that North Shore will be unable to complete the business combination by that date. North Shore’s board of directors believes that stockholders will benefit from North Shore’s business combination with SDI and is, therefore, proposing a one-time amendment to North Shore’s certificate of incorporation to extend that date to January 31, 2010, and to make other corresponding changes in the certification of incorporation.

You are not being asked to pass on the proposed business combination at this time. If you are a stockholder, you will have the specific right to vote on the proposed business combination with SDI if and when it is submitted to stockholders, and North Shore expects to present the business combination for your vote in the near future.

North Shore’s IPO prospectus stated that North Shore would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Commencing promptly upon completion of its IPO, North Shore began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, North Shore initiated contact, either directly or through a third-party intermediary, with over 120 potential targets. North Shore signed non-disclosure agreements relating to approximately 36 of these potential business combination opportunities. From this refined pool of potential targets, several companies were further pursued, and in some instances, North Shore had substantive discussions, conducted extensive due diligence, and engaged the potential sellers in a negotiation process. Out of these prospects, North Shore had substantive discussions with approximately 17 prospects (not including SDI). None of these prospects resulted in an agreement with respect to a business combination with North Shore. The current market environment has made it difficult for North Shore to take appropriate actions to complete the business combination on a timely basis. Accordingly, North Shore will not be able to consummate a business combination within the time allotted in its certificate of incorporation.

North Shore was first introduced to SDI on August 13, 2009, and on August 16, 2009 entered into a non-binding memorandum of understanding with SDI with respect to a business combination. North Shore, while also involved in due diligence activities, engaged in negotiations with SDI and its stockholders on the terms of the agreement to govern the business combination. The parties entered into the Purchase Agreement on September 8, 2009. North Shore issued a press release and subsequently filed a Current Report on Form 8-K announcing the execution of the Purchase Agreement and discussing the terms of the Purchase Agreement.

As North Shore believes the SDI business combination to be in the best interests of North Shore’s stockholders, and because North Shore may not be able to conclude the business combination with SDI by November 30, 2009, North Shore has determined to seek stockholder approval to extend the time for closing the business combination to January 31, 2010. If the Extension Amendment is approved, North Shore expects to seek stockholder approval of the business combination with SDI in the near future.

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The existing conversion rights of North Shore’s common stock provide that if holders of 2,541,200 or more shares (which number represents 40% or more of the shares of North Shore common stock issued in our IPO) vote against the proposed business combination with SDI and elect to convert their common stock into a portion of the funds available in the trust account, North Shore will not complete the business combination, and North Shore will be liquidated. North Shore believes that these conversion rights were included to protect North Shore’s stockholders from having to sustain their investments for an unreasonably long period if North Shore failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, North Shore also believes that, given North Shore’s expenditure of time, effort and money on the proposed business combination with SDI, circumstances warrant providing those stockholders who might find SDI to be an attractive investment an opportunity to consider the business combination with SDI. North Shore estimates that the per share liquidation value of the trust account as of November 9, 2009 is approximately $7.82 (the “Trust Value Per Share”). The closing price of North Shore’s common stock on November 9, 2009 was $7.75.

If holders of fewer than 2,541,200 shares vote against the Extension Amendment and elect to convert their shares into a portion of the funds available in the trust account, such stockholders will have the opportunity to receive, at the time the amendment becomes effective, and in exchange for the surrender of their shares, a pro rata portion of the trust account, as if they had voted against a business combination proposal. Stockholders may elect to convert their common stock into a portion of the funds available in the trust account only if they vote against all the proposals included in the Extension Amendment. The remaining holders of shares will retain their right to convert their shares into a portion of the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures described in the proxy statement filed with the SEC in connection with the business combination. However, pursuant to the Purchase Agreement entered into with SDI, if the holders of more than 10% of the public shares (635,000 shares) vote against the business combination with SDI and exercise their conversion rights, North Shore will not be able to consummate the business combination pursuant to the terms of the Purchase Agreement unless such condition is waived by SDI. Although SDI has informed North Shore that it has no current intention of waiving such condition, SDI has also advised North Shore that it is possible that SDI could agree to a limited waiver of this condition in the event that the conversion percentage was slightly above 10%, but in no event would SDI permit more than 15% of the public shares to exercise their conversion rights. Accordingly, if more than 10% of the public shares (or 15% of the public shares if SDI agrees to the limited waiver described above) vote against the Extension Amendment and elect to convert their shares into a portion of the funds available in the trust account, North Shore may not be able to consummate the business combination unless SDI waives such condition.

As previously disclosed, any business acquired by North Shore will have a fair market value of at least 80% of the value of North Shore’s net assets at the time of such acquisition, including the funds then held in the trust account that holds North Shore’s IPO proceeds (less North Shore’s liabilities excluding the deferred underwriting discounts and commissions from its IPO). North Shore will only pursue and present for stockholder approval an acquisition that meets this “80% test” as applied to the size of its trust account at the time of such acquisition, including any interest earned thereon and less amounts allowed to be withdrawn for working capital or amounts to pay accrued income and franchise taxes, but not taking into account any reduction for any conversions effected in connection with the Extension Amendment. In determining whether the “80% test” is met, North Shore’s IPO prospectus did not contemplate whether to take into account any reduction for any conversions effected in connection with the Extension Amendment. North Shore believes that the “80% test” should be measured without taking into account any reduction for any conversions, as North Shore believes this interpretation is consistent with the intent of the disclosure contained in the IPO prospectus. In the event that reductions were taken into account, the “80% test” would be easier to satisfy, because acquisitions of companies with lesser fair market values could be completed. In any event, this interpretation has no impact on the determination by the board of directors of North Shore of the fairness of the transaction. The North Shore board of directors has determined that the fair market value of SDI is equal to or greater than 80% of the value of North Shore’s net assets, including the funds held in the trust account that holds North Shore’s IPO proceeds (less North Shore’s liabilities excluding the deferred underwriting discounts and commissions from our IPO), before giving effect to any conversions that may be effected in

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connection with the Extension Amendment. As of November 9, 2009, the amount satisfying the “80% test” equaled approximately $49.7 million multiplied by 80%, or approximately $39.8 million. In addition to using a portion of the funds remaining in the trust account after giving effect to any conversions effected in connection with the Extension Amendment, North Shore intends to issue shares of its common stock as consideration to complete a business combination with a target whose value meets the “80% test.”

Subject to the foregoing, the affirmative vote of a majority of North Shore’s outstanding common stock, voting for all proposals contained in the Extension Amendment, will be required to approve the Extension Amendment.

North Shore will only ask you once to extend the period during which a business combination may be completed. If the Extension Amendment is approved, North Shore will amend the trust agreement to prohibit any further changes in the distribution of trust account funds unless each and every stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which North Shore is permitted to consummate a business combination.

In considering the Extension Amendment, North Shore’s stockholders should be aware that because the North Shore IPO prospectus did not contemplate the possibility of extending the date by which North Shore must complete a business combination before it is required to liquidate, such stockholders may have securities law claims against North Shore. Even if you do not pursue such claims, others may do so. The Extension Amendment will also result in North Shore incurring additional transaction expenses, and may also result in securities law and other claims against North Shore, whose holders might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in North Shore incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims, that are not fully indemnified by Sang-Chul Kim. A consequence might be that holders of shares who do not elect conversion at the time of the Extension Amendment vote but elect to convert their shares in connection with the proposed business combination vote will receive a lesser amount in respect to their pro rata share of the trust account. You should read the proxy statement carefully for more information concerning this possibility and other consequences of the adoption of the Extension Amendment.

If the Extension Amendment is approved and becomes effective and a business combination is subsequently consummated, then the Underwriter will receive the portion of the underwriting commissions that was deferred and is currently held in the trust account. The Underwriter will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because North Shore believes it is unlikely it will be able to complete a business combination before its November 30, 2009 termination date.

After careful consideration of all relevant factors, North Shore’s board of directors has determined that the Extension Amendment is fair to and in the best interests of North Shore and its stockholders, has declared it advisable and recommends that you vote or give instruction to vote “FOR” it.

Under Delaware law and North Shore’s bylaws, no other business may be transacted at the special meeting.

Enclosed is the proxy statement containing detailed information concerning the Extension Amendment and the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

All North Shore stockholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of North Shore common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against each of the proposals.

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A complete list of North Shore stockholders of record entitled to vote at the special meeting will be available for 10 days before the special meeting at the principal executive offices of North Shore for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Sang-Chul Kim
Chairman

This proxy statement is dated November 17, 2009 and is first being mailed to North Shore stockholders on or about November 18, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

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NORTH SHORE ACQUISITION CORP.
545-7 Dogok-Dong
SoftForum B/D, 7th Floor
Gangnam-Gu, Seoul, Korea 135-270

SPECIAL MEETING OF STOCKHOLDERS
To Be Held On November 30, 2009

PROXY STATEMENT

A special meeting of stockholders of North Shore Acquisition Corp., a Delaware corporation (“North Shore”, “we”, “us” or “our”), will be held at 10:00 a.m. eastern standard time, on November 30, 2009, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., North Shore’s counsel (“Mintz Levin”), at The Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017 for the sole purpose of considering and voting upon two proposals to amend North Shore’s amended and restated certificate of incorporation (collectively, the “Extension Amendment”) to:

•	extend the date by which North Shore must complete a business combination from November 30, 2009 to January 31, 2010, before it is required to liquidate (and in connection with such proposal, the stockholders are authorizing North Shore to amend the trust agreement (the “trust agreement”) established in connection with North Shore’s initial public offering (the “IPO”) to extend the date by which the trust account (the “trust account”) established in connection with the IPO must be liquidated from November 30, 2009 to January 31, 2010); and
•	allow public holders (not including officers, directors or holders of North Shore common stock issued prior to the IPO) of less than 40% of North Shore’s outstanding common stock, par value $0.0001 per share (“common stock”), who vote against the Extension Amendment and elect conversion to convert their common stock into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, North Shore’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

Stockholders may, in connection with this special meeting, demand conversion of their common stock into a pro rata share of the trust account provided they check the “Exercise Conversion Rights” box on the proxy card and follow all other procedures described in this proxy statement.

A stockholder’s approval of the second proposal of the Extension Amendment will constitute consent to the use of North Shore’s trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their shares, pro rata portions of the funds available in the trust account to the stockholders voting against the Extension Amendment in lieu of later conversion or liquidation proceeds to which they would otherwise be entitled.

At the time the Extension Amendment becomes effective, North Shore will also amend the trust agreement to prohibit any further changes in the distribution of the trust account funds unless each and every North Shore stockholder specifically agrees in writing to such change. This amendment effectively precludes any additional extension of the period in which North Shore is permitted to consummate a business combination. See “Will you seek any further extensions of the deadline for consummation of a business combination?” in “Questions and Answers” for more information about amending the trust agreement.

If the Extension Amendment is approved, North Shore could use the extended period to complete a transaction with a company other than SDI, but will not do so.

Under Delaware law and North Shore’s bylaws, no other business may be transacted at the special meeting.

The record date for the special meeting is November 9, 2009. Record holders of North Shore common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 7,941,250 outstanding shares of North Shore common stock. North Shore’s warrants do not have voting rights.

This proxy statement contains important information about the meeting and the proposal. Please read it carefully and vote your shares.

This proxy statement is dated November 17, 2009 and is first being mailed to North Shore stockholders on or about November 18, 2009.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. They do not contain all of the information that may be important to you. You should read carefully the entire document, including the annexes to this proxy statement.

Q.	What is being voted on?	A.	You are being asked to vote on two proposals to amend North Shore’s certificate of incorporation to:

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extend the date by which North Shore must complete a business combination from November 30, 2009 to January 31, 2010, before it is required to liquidate (and in connection with such proposal, the stockholders are authorizing us to amend the trust agreement to extend the date by which the trust account must be liquidated from November 30, 2009 to January 31, 2010); and

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allow public holders (not including officers, directors or holders of North Shore common stock issued prior to the IPO) of less than 40% of North Shore’s outstanding common stock, who vote against the Extension Amendment and elect conversion, to convert their common stock into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, North Shore’s board of directors will abandon the Extension Amendment unless each such proposal is approved by stockholders.
Your approval of the second proposal of the Extension Amendment will constitute your consent to the use of funds held in North Shore’s trust account to pay, at the time the amendment becomes effective, and in exchange for surrender of their common stock, pro rata portions of the funds available in the trust account to stockholders voting against both proposals contained in the Extension Amendment. This use requires amendment of the trust agreement governing the trust account. At the time the Extension Amendment becomes effective, North Shore will also amend the trust agreement to prohibit any further changes in the distribution of the trust account funds unless each and every North Shore stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which North Shore is permitted to consummate a business combination.
Holders of shares will retain the right to convert such shares into the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures described in the proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the business combination.
Under Delaware law and North Shore’s bylaws, no other business may be transacted at the special meeting.

Q.	Why is North Shore proposing to amend its certificate of incorporation?	A.	North Shore was organized to serve as a vehicle to effect a merger, capital stock exchange, asset or stock acquisition or other similar business combination with an operating business.
On September 8, 2009, North Shore entered into a Securities Purchase and Share Exchange Agreement (the “Purchase Agreement”) by and among North Shore, Sungdong Industries Co., Ltd. (“SDI”), Hwi Young Jung (“HY Jung”), a principal stockholder of SDI, and Hong Jun Jung (“HJ Jung”), which, among other things, provides for the acquisition of up to 52.26%, but not less than 50.96%, of the voting capital stock of SDI in exchange for cash consideration to SDI and 7,341,102 shares of the common stock of North Shore to HY Jung (the “business combination”).
SDI is the parent company of the Sungdong Group of companies, which is comprised of wholly-owned subsidiaries Sungdong Engineering & Machinery Manufacturing Co., Ltd. (“SEM”), Sungdong Industries (Yantai) Co., Ltd. (“Sungdong Yantai”) and various affiliates in which SDI holds a minority interest, including Sungdong Shipbuilding & Marine Engineering Co., Ltd. (“SSME”) and Sungdong Steel Co., Ltd. (“Sungdong Steel”). SDI is engaged primarily in the manufacture of welding machinery used in the shipbuilding industry and the production of conventional shipbuilding equipment, such as floating docks, deck houses and mega-blocks. North Shore believes that a business combination with SDI will provide North Shore stockholders with an opportunity to invest in a company with significant growth potential.
North Shore’s proposed business combination with SDI qualifies as a “business combination” under North Shore’s certificate of incorporation. The certificate of incorporation currently provides that if the business combination is not completed by November 30, 2009, North Shore will be liquidated.
North Shore is requesting its stockholders to approve an amendment to its certificate of incorporation that would provide it an extension until January 31, 2010 to complete a business combination. North Shore believes that the proposed extension of time to complete a business combination would benefit North Shore by providing additional time to solicit stockholder approval of the proposed business combination with SDI, thereby making completion of the business combination more likely.
North Shore believes the business combination with SDI to be in the best interests of North Shore’s stockholders, and because there is a possibility that North Shore will not be able to conclude the business combination with SDI by November 30, 2009, North Shore has determined to seek stockholder approval to extend the time for completion of the business combination from November 30, 2009 to January 31, 2010. If the extension is approved, North Shore could seek stockholder approval after November 30, 2009 of a business combination with any company other than SDI, but will not do so.

North Shore’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would extend the November 30, 2009 deadline. North Shore’s IPO prospectus did not suggest that this provision, or the certificate of incorporation’s other business combination procedures, were subject to change. North Shore believes that these provisions were included to protect North Shore stockholders from having to sustain their investments for an unreasonably long period if North Shore failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, the board of directors also believes that the proposed business combination is in the best interest of stockholders and that the stockholders should be afforded an opportunity to consider the business combination with SDI.
North Shore is under no contractual or legal obligation to liquidate if holders (not including officers, directors and holders of North Shore common stock issued prior to the IPO) of 40% or more of the common stock outstanding as of the date of the special meeting to consider the Extension Amendment vote against the Extension Amendment and exercise their conversion rights. However, North Shore’s board of directors believes that such liquidation is consistent with the majority approval required to amend its certificate of incorporation.
You are not being asked to pass on the proposed business combination at this time. If you are a stockholder, you will have the specific right to vote on the proposed business combination with SDI if and when it is submitted to stockholders, and North Shore expects to present the business combination for your vote in the near future.
Q.	Why should I vote for the Extension Amendment?	A.	North Shore’s IPO prospectus stated that North Shore would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Commencing promptly upon completion of its IPO, North Shore began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, North Shore initiated contact, either directly or through a third-party intermediary, with over 120 potential targets. North Shore signed non-disclosure agreements relating to approximately 36 of these potential business combination opportunities. From this refined pool of potential targets, several companies were further pursued, and in some instances, North Shore had substantive discussions, conducted extensive due diligence, and engaged the potential sellers in a negotiation process. Out of these prospects, North Shore had substantive discussions with approximately 17 prospects (not including SDI). None of these prospects resulted in an agreement with respect to a business combination with North Shore.

North Shore was first introduced to SDI on August 13, 2009, and on August 16, 2009 entered into a non-binding memorandum of understanding with SDI with respect to a business combination. North Shore, while also involved in due diligence activities, engaged in negotiations with SDI and its stockholders on the terms of the agreement to govern the business combination. The parties entered into the Purchase Agreement on September 8, 2009.
As North Shore believes the SDI business combination to be in the best interests of North Shore’s stockholders, and because North Shore may not be able to conclude the business combination with SDI by November 30, 2009, North Shore has determined to seek stockholder approval to extend the time for closing the business combination beyond November 30, 2009 to January 31, 2010. If the Extension Amendment is approved, North Shore expects to seek stockholder approval of the business combination with SDI in the near future.
North Shore has received an opinion from special Delaware counsel, Morris James LLP, concerning the validity of the Extension Amendment. North Shore did not request Morris James to opine on whether the clause currently contained in its charter prohibiting amendment of Article Sixth prior to consummation of a business combination was valid when adopted. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the [Extension] Amendment, if duly adopted by the Board of Directors of the Company and duly approved by the holders of a majority of the outstanding shares of capital stock of the Company in accordance with the General Corporation Law, would be valid under the General Corporation Law.” A copy of Morris James’ opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.
If a court disagrees with Morris James’ opinion prior to North Shore’s consummation of a business combination, it is likely that North Shore would not be able to complete a business combination and would be required to liquidate. If a court disagrees with Morris James’ opinion subsequent to North Shore’s consummation of a business combination, it may be subject to liability for rescission.
North Shore’s board of directors believes that it is in the best interests of North Shore’s stockholders to propose extending that deadline.
Q.	How do the North Shore insiders intend to vote their shares?	A.	All of North Shore’s directors and executive officers are expected to vote any common stock owned by them in favor of the Extension Amendment. On the record date, directors and executive officers of North Shore beneficially owned and were entitled to vote 364,662 shares of common stock, representing approximately 4.6% of North Shore’s issued and outstanding common stock. Former directors and executive officers of North Shore beneficially owned an aggregate of 1,223,588 shares of common stock, representing 15.4% of North Shore’s issued an outstanding common stock.

If, following the date of the proxy statement, it is anticipated that the Extension Amendment may not receive sufficient votes at the special meeting, North Shore, its officers and directors and/or their affiliates, or SDI or its officers and directors and/or their affiliates, may enter into negotiations of one or more transactions with existing stockholders or other third parties that would be designed to incentivize stockholders who have indicated, or are believed to have indicated, an intention to vote against the Extension Amendment to either vote in favor of, or to sell their shares to one or more parties who would vote in favor of, the Extension Amendment. North Shore will not compensate or provide financing or reimbursement to its officers and directors and/or their affiliates (other than North Shore) or SDI’s officers and directors and/or their affiliates (other than SDI) in connection with such purchases. To the extent any such purchases are made by North Shore or SDI, North Shore or SDI may access its existing cash on hand, cash generated from its operations or capital raising transactions, and cash on the balance sheet of the combined company following the business combination to fund such purchases. In the event of such purchases by North Shore or SDI, the amount of funds available for use by the combined company following the business combination for working capital and other purposes may be reduced. There can be no certainty that any such transactions would in fact be sought to be negotiated or, if negotiations are commenced, would be consummated.
If any purchases are entered into or consummated by North Shore, our officers and directors and/or their affiliates, or SDI or its officers and directors and/or their affiliates, the applicable party will promptly disclose such purchases to the extent required by, and in accordance with, applicable law. In addition, we will file a Current Report on Form 8-K to disclose any acquisition of more than five percent (5%) of outstanding North Shore common stock by North Shore, its officers and directors and/or their affiliates, or SDI or its officers and directors and/or their affiliates. Any such Form 8-K will be filed within four business days of our becoming aware of any such purchases. The purchasers will not convert any shares that they purchase in the open market, provided, however, that in the event the business combination with SDI is not consummated and North Shore is forced to liquidate, the purchasers (other than North Shore) will be able to receive liquidation distributions for such shares. Any purchases are expected in all cases to be made in compliance with all applicable laws, including Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10b-5 promulgated thereunder.
Purchases by North Shore, our officers and directors and/or their affiliates, or SDI or its officers and directors and/or their affiliates may occur at any time subsequent to the filing of this proxy statement with the SEC in connection with the special meeting to consider the Extension Amendment (subject to such purchasers not having material non-public information) and continue up through or following the North Shore special meeting date, including any adjournments. See “The Special Meeting — Vote Required” for further information regarding such potential purchases.

Q.	What vote is required to adopt the Extension Amendment?	A.	Approval of the Extension Amendment will require the affirmative vote of holders of a majority of North Shore’s outstanding common stock on the record date, voting for all proposals contained in the Extension Amendment.
North Shore believes that the conversion rights afforded stockholders in its IPO prospectus were included to protect such stockholders from having to sustain their investments for an unreasonably long period if North Shore failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, the board of directors also believes that the proposed business combination is in the best interest of stockholders and that the stockholders should be afforded an opportunity to consider the business combination with SDI.
If the Extension Amendment is abandoned, North Shore will then determine whether there is any possibility of completing the SDI business combination by November 30, 2009. If not, North Shore’s board of directors would commence liquidation proceedings.
Q.	Since North Shore’s IPO prospectus doesn’t say that the company could change the period within which it had to complete a business combination before it is required to liquidate, what are my legal rights?	A.	North Shore’s IPO prospectus stated that North Shore would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Therefore, you should be aware that each stockholder may have securities law claims against North Shore for rescission (under which a successful claimant has the right to receive the total amount paid for their securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).
Such claims may entitle stockholders asserting them to up to $8.00 per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the originally-attached warrants plus interest from the date of North Shore’s IPO (which, in the case of stockholders, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).
In general, a person who purchased shares pursuant to a defective prospectus or other representation, must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act of 1933, as amended, and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of such stockholder’s shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the SDI business combination may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in North Shore’s IPO, might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in North Shore incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the pro rata portion of the trust account payable to holders of common stock who do not elect conversion at the Extension Amendment vote but elect conversion at the proposed SDI business combination vote will be less than they would otherwise have been entitled, or such amount might be insufficient to fully satisfy a rescission or damages award. North Shore cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, such litigation could result in the delay of any payments to stockholders of trust account funds upon conversion or liquidation.
Aside from possible securities law claims against North Shore, you should also be aware that if the Extension Amendment is approved, North Shore will incur substantial additional expenses in seeking to complete the business combination with SDI, in addition to expenses incurred in proposing the Extension Amendment. North Shore does not have sufficient funds outside of the trust account to pay these obligations. North Shore expects the combined company would ultimately bear these expenses if the proposed business combination is completed. If the business combination is not completed and these obligations are not met, fully or at all, it is possible that vendors that have not waived their right to funds held in the trust account could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a stockholder’s current pro rata portion of the trust account upon liquidation. Sang-Chul Kim, our Chairman, has personally agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the trust account; however, there is no guarantee that the assets of Mr. Kim will be sufficient to satisfy our dissolution and/or liquidation expenses. Despite this agreement by Mr. Kim, the amounts in trust could be reduced by claims by North Shore’s directors and officers for indemnification under the amended and restated certificate of incorporation and their indemnification agreements with North Shore. Mr. Kim is not obligated to indemnify the trust for any liabilities arising under the federal securities laws.
You should read the proxy statement carefully for more information concerning these possibilities and other consequences of adoption of the Extension Amendment.

Q.	What if I don’t want to vote for the Extension Amendment?	A.	If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against it. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your shares into cash only if you vote against each proposal of the Extension Amendment, elect conversion and deliver your shares by the day prior to the special meeting. If you are a stockholder and you vote “FOR” the Extension Amendment, abstain or do not vote, or if you are a stockholder and vote “AGAINST” the Extension Amendment and do not elect to convert your common stock, you will retain your right to convert your shares into a pro rata portion of the funds available in the trust account if the business combination with SDI is approved and completed and you vote against the business combination and then elect conversion. However, as explained in “Summary — The Extension Amendment — Possible Claims Against and Impairment of the Trust Account” below, the Extension Amendment may result in claims against North Shore, whose holders might seek to have the claims satisfied from funds in the trust account, which could result in depletion of the trust account and in turn reduce a stockholder’s pro rata portion of the funds available in the trust account upon the completion of a business combination or upon liquidation.
If the Extension Amendment is approved, but you voted against it and exercised your conversion right with respect to your common stock, including the delivery of your common stock by the day prior to the special meeting, you will no longer own them as of the effective date of the Extension Amendment.
A conversion demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash in connection with a conversion of these shares if you do not dispose of your shares (other than in accordance with the conversion procedure) prior to the effective date of the Extension Amendment.
In connection with tendering your common stock for conversion, you must elect either to physically deliver your stock certificates to North Shore’s transfer agent prior to the special meeting or to deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to the special meeting ensures that a converting holder’s election to convert is irrevocable once the Extension Amendment is approved. In furtherance of such irrevocable election, stockholders electing to convert will not be able to deliver their common stock at the special meeting.

If holders (not including officers, directors and the holders of North Shore’s common stock prior to the IPO) of less than 40% of the common stock outstanding as of the date of the special meeting to consider the Extension Amendment vote against the Extension Amendment and exercise their conversion rights and the Extension Amendment is approved, North Shore will afford the stockholders voting against the Extension Amendment and exercising their conversion rights, including the delivery of their common stock no later than the day prior to the special meeting, the opportunity to receive, as of the time the Extension Amendment becomes effective, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. If North Shore’s trust account is not depleted by liabilities for securities law claims or other expenses, stockholders exercising their conversion rights in connection with the Extension Amendment would receive, as of November 9, 2009, approximately $7.82 per share. The rights of stockholders voting “FOR” the Extension Amendment (or those stockholders abstaining, not voting or voting “AGAINST” the Extension Amendment but not electing to convert their shares) to exercise their conversion rights in connection with their vote against a business combination will remain unchanged.
However, pursuant to the Purchase Agreement entered into with SDI, if the holders of more than 10% of the public shares (635,000 shares) vote against the business combination with SDI and exercise their conversion rights, North Shore will not be able to consummate the business combination pursuant to the terms of the Purchase Agreement unless such condition is waived by SDI. Although SDI has informed North Shore that it has no current intention of waiving such condition, SDI has also advised North Shore that it is possible that SDI could agree to a limited waiver of this condition in the event that the conversion percentage was slightly above 10%, but in no event would SDI permit more than 15% of the public shares to exercise their conversion rights. Accordingly, if more than 10% of the public shares (or 15% of the public shares if SDI agrees to the limited waiver described above) vote against the Extension Amendment and elect to convert their shares into a portion of the funds available in the trust account, North Shore may not be able to consummate the business combination unless SDI waives such condition.
Q.	Will you seek any further extensions of the deadline for consummation of a business combination?	A.	No. North Shore’s board of directors recognizes that its IPO prospectus stated that North Shore would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. To minimize the deviation from North Shore’s plans as described in that document, North Shore will, at the time the Extension Amendment becomes effective, amend the trust agreement to prohibit any further changes in the distribution of trust account funds, including the date of such distribution, unless each and every North Shore stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which North Shore is permitted to consummate a business combination. In practical terms, this means a further extension will not happen.

Q.	What happens if the Extension Amendment isn’t approved?	A.	If the Extension Amendment is not approved and the proposed business combination is not consummated by November 30, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law (the “DGCL”). This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the DGCL. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to vote formally to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In any liquidation the funds held in the trust account will be distributed, pro rata, to the holders of the public shares. North Shore anticipates notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipates it will take no more than 10 business days to effectuate such distribution. Pursuant to the Letter Agreements with North Shore and EarlyBird Capital, Inc. (the “Underwriter”), the initial stockholders have waived their right to receive distributions with respect to their founding shares upon the North Shore’s liquidation. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. North Shore will pay the costs of liquidation from its remaining assets outside of the trust account. North Shore currently expects that the costs associated with the implementation and completion of the plan of dissolution and liquidation would not be more than approximately $15,000. Sang-Chul Kim has personally agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the trust account; however, there is no guarantee that the assets of Mr. Kim will be sufficient to satisfy our dissolution and/or liquidation expenses.
Q.	If the Extension Amendment is approved, what happens next?	A.	North Shore is continuing its efforts to complete the proxy statement relating to the proposed business combination with SDI, which will involve:
• finalizing the proxy materials that were submitted to the SEC with respect to the business combination;
• establishing a meeting date and record date for considering the proposed business combination, and distributing proxy materials to stockholders; and
• holding a special meeting to consider the proposed business combination.

This timetable is independent of the Extension Amendment (although there is a substantial possibility that North Shore will not be able to complete all of these tasks prior to North Shore’s liquidation date unless the Extension Amendment is approved), and North Shore expects to submit the proposed business combination to stockholders for their approval in the near future. If stockholders approve the proposed business combination, North Shore expects to consummate the business combination as soon as possible following stockholder approval.
You are not being asked to pass on the proposed business combination at this time. If you are a stockholder, you will have the specific right to vote on the proposed business combination with SDI if and when it is submitted to stockholders, and North Shore expects to present the business combination for your vote in the near future.
Q.	Would I still be able to exercise my conversion rights if I vote against the business combination with SDI?	A.	Unless you vote against the Extension Amendment and exercise your conversion rights, you will be able to vote on the business combination with SDI when it is submitted to stockholders. If you do not approve of the business combination, you will be entitled to exercise your conversion right if you:
• vote against the business combination;
• do not dispose of your common stock (other than in accordance with the conversion procedure) prior to the consummation of the business combination;
• elect to convert your common stock; and then
• deliver your stock certificate(s).
As explained in “The Extension Amendment — Possible Claims Against and Impairment of the Trust Account” below, the Extension Amendment will result in North Shore incurring substantial additional transaction expenses, and may also result in claims against North Shore, whose holders might seek to have the claims satisfied from funds in the trust account, both of which could result in depletion of the trust account, thereby reducing a stockholder’s pro rata portion of the trust account upon a conversion in connection with the business combination or a liquidation.
Q.	If I am not going to attend the special meeting in person, should I return my proxy card instead?	A.	Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.
Q.	What will happen if I abstain from voting or fail to vote?	A.	Abstaining or failing to vote will have the same effect as a vote against the Extension Amendment, and you would be unable to exercise any conversion rights upon approval of the Extension Amendment (although you would retain the right to exercise conversion rights if the business combination with SDI is approved, and you voted against it).

Q.	How do I change my vote?	A.	If you have submitted a proxy to vote your shares and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to North Shore’s secretary prior to the date of the special meeting or by voting in person at the meeting. Attendance at the meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to North Shore Acquisition Corp. at 545-7 Dogok-Dong, SoftForum B/D, 7th Floor, Gangnam-Gu, Seoul, Korea 135-270, Attn: Yeon-Su Kim, Secretary.
Q.	If my shares are held in “street name,” will my broker automatically vote them for me?	A.	No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.
Q.	Who can help answer my questions?		If you have questions, you may write or call:
Morrow & Co., LLC 470 West Avenue — 3rd Floor Stamford, CT 06902 Stockholders: (800) 607-0088 Banks and brokers: (203) 658-9400 E-mail: northshore.info@morrowco.com

SUMMARY

This section summarizes information related to the proposals to be voted on at the special meeting. These matters are described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which it refers you. See “Where You Can Find More Information.”

North Shore

North Shore was incorporated in Delaware on June 26, 2007 as a blank check company formed to serve as a vehicle to effect a merger, capital stock exchange, asset or stock acquisition or similar business combination with an operating business. In December 2007, we consummated our IPO from which we derived net proceeds of approximately $49,883,546, including proceeds from the exercise of the Underwriter’s over-allotment option and the private placement of warrants completed prior to the IPO. The entirety of the net proceeds of the IPO, $49,693,160, was deposited in a trust account. Except as discussed in the Extension Amendment, such funds and a portion of the interest earned thereon will be released upon consummation of the business combination and used to pay any amounts payable to North Shore stockholders that vote against the business combination and exercise their conversion rights. Other than our IPO and the pursuit of a business combination, North Shore has not engaged in any business to date.

The mailing address of North Shore’s principal executive office is 545-7 Dogok-Dong, SoftForum B/D, 7th Floor, Gangnam-Gu, Seoul, Korea 135-270, and our telephone number is (82) (2) 526-8531.

The Proposed Business Combination

On September 8, 2009, North Shore, SDI, HY Jung and HJ Jung, entered into the Purchase Agreement. Pursuant to the Purchase Agreement, North Shore shall acquire shares of newly issued convertible voting preferred stock of SDI, representing up to 22.24%, but not less than 20.12%, of the voting capital stock of SDI, in exchange for the payment of the amount of cash remaining in North Shore’s trust account at closing after deduction of amounts for payment of transaction expenses (estimated to be approximately $7,012,416), payments to North Shore’s public stockholders who exercise their conversion rights and the holdback of $971,382 for operating expenses. Total cash consideration is expected to be approximately $41,717,442 assuming no stockholders exercise their conversion rights or $36,747,318 if stockholders owning up to 10% of the IPO shares exercise their conversion rights (or $34,262,256 in the event SDI were to permit up to 15% of the Public Shares to exercise their conversion rights). Also pursuant to the Purchase Agreement, North Shore shall acquire 7,722 shares of currently issued and outstanding shares of common stock of SDI from HY Jung, representing at least 30.02% of the voting capital stock of SDI, in exchange for an aggregate of 7,341,102 newly issued shares of common stock of North Shore. The number of shares of SDI convertible voting preferred stock to be issued pursuant to the Purchase Agreement shall equal the quotient obtained by dividing (x) the amount of total cash remaining in North Shore’s trust account at closing after deduction of amounts for (i) payment of North Shore’s transaction expenses and (ii) payments to North Shore’s public stockholders that exercise their conversion rights, by (y) $7,292.

You are not being asked to pass on the proposed business combination at this time. If you are a stockholder, you will have the specific right to vote on the proposed business combination with SDI if and when it is submitted to stockholders, and North Shore expects to present the business combination for your vote in the near future.

The Extension Amendment

The Amendment

North Shore is proposing to amend its certificate of incorporation to:

•	extend the date by which North Shore must complete a business combination from November 30, 2009 to January 31, 2010, before it is required to liquidate (and in connection with such proposal the stockholders are authorizing us to amend the trust agreement to extend the date by which the trust account must be liquidated from November 30, 2009 to January 31, 2010); and

•	allow public holders (not including officers, directors and the holders of North Shore common stock issued prior to the IPO) of less than 40% of North Shore’s outstanding common stock, who vote against the Extension Amendment and elect conversion, to convert their common stock into a portion of the funds available in the trust account.

A stockholder’s approval of the second proposal of the Extension Amendment will constitute consent to the use of North Shore’s trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their common stock, pro rata portions of the funds available in the trust account to the stockholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled.

At the time the Extension Amendment becomes effective, North Shore will also amend the trust agreement to prohibit any further changes in the distribution of trust account funds unless each and every North Shore stockholder specifically agrees in writing to such change. This amendment would effectively preclude any additional extension of the period in which North Shore is permitted to consummate a business combination.

If the Extension Amendment Is Not Approved

If the Extension Amendment is not approved and the proposed business combination is not consummated by November 30, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the DGCL. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the DGCL. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In any liquidation the funds held in the trust account will be distributed, pro rata, to the holders of the public shares. North Shore anticipates notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipates it will take no more than 10 business days to effectuate such distribution. Pursuant to the Letter Agreements with North Shore and the Underwriter, the initial stockholders have waived their right to receive distributions with respect to their founding shares upon the North Shore’s liquidation. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. North Shore will pay the costs of liquidation from its remaining assets outside of the trust account. North Shore currently expects that the costs associated with the implementation and completion of the plan of dissolution and liquidation would not be more than approximately $15,000. Sang-Chul Kim has personally agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the trust account; however, there is no guarantee that the assets of Mr. Kim will be sufficient to satisfy our dissolution and/or liquidation expenses.

If the Extension Amendment Is Approved

If the Extension Amendment is approved, North Shore expects to call a special meeting of stockholders to approve the business combination with SDI in the near future. Under the requirements of our amended and restated certificate of incorporation, approval of the proposed business combination will require: (i) the affirmative vote of a majority of votes cast by holders of our common stock entitled to vote at the special meeting, (ii) the affirmative vote of a majority of the shares of North Shore common stock issued in our IPO that are present and entitled to vote at the special meeting, and (iii) that fewer than 40% of the shares of North Shore common stock issued in our IPO vote against the business combination and demand a cash conversion of their shares. Upon receipt of the foregoing approvals, unless the aggregate number of shares of common stock voted against the proposed business combination with SDI (and converted into a portion of the funds available in the trust account) is 40% or more of the shares of North Shore common stock issued in our IPO, North Shore will consummate the business combination pursuant to the terms of the Purchase Agreement. However, pursuant to the Purchase Agreement entered into with SDI, if the holders of more than 10% of the public shares (635,000 shares) vote against the business combination with SDI and exercise their conversion rights, North Shore will not be able to consummate the business combination pursuant to the terms of the Purchase Agreement unless such condition is waived by SDI. Although SDI has informed North Shore that it has no current intention of waiving such condition, SDI has also advised North Shore that it is possible that SDI could agree to a limited waiver of this condition in the event that the conversion percentage was slightly above 10%, but in no event would SDI permit more than 15% of the public shares to exercise their conversion rights. Accordingly, if more than 10% of the public shares (or 15% of the public shares if SDI agrees to the limited waiver described above) vote against the Extension Amendment and elect to convert their shares into a portion of the funds available in the trust account, North Shore may not be able to consummate the business combination unless SDI waives such condition.

Under the terms of the proposed Extension Amendment, public stockholders holding less than 40% of our outstanding common stock (not including officers, directors and the holders of North Shore common stock issued prior to the IPO) may vote against the Extension Amendment and elect to convert their shares into a pro rata portion of the funds available in the trust account.

If the Extension Amendment is approved and becomes effective and a business combination is subsequently consummated, then the Underwriter will receive the portion of the underwriting commissions that was deferred and is currently held in the trust account. The Underwriter will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because North Shore believes it is unlikely it will be able to complete a business combination before its November 30, 2009 termination date.

Possible Claims Against and Impairment of the Trust Account

North Shore’s IPO prospectus stated that North Shore would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Therefore, you should be aware that you may have securities law claims against North Shore for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Such claims may entitle stockholders asserting them to more than the pro rata share of the trust account to which they are entitled on conversion or liquidation.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in North Shore’s IPO, might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in North Shore incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of common stock who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount than their pro rata portion of the trust account. North Shore cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, such litigation could result in the delay of payments to stockholders of trust account funds upon conversion or liquidation. See below “The Extension Amendment — Possible Claims Against and Impairment of the Trust Account.”

Aside from possible securities law claims against North Shore, you should also be aware that if the Extension Amendment is approved, North Shore will incur substantial expenses in seeking to complete the business combination with SDI, in addition to expenses incurred in proposing the Extension Amendment. North Shore does not have sufficient funds outside of the trust account to pay these expenses. If the business combination is not completed and the expenses are not satisfied, they would be subject to the indemnification obligations that Sang-Chul Kim has to North Shore only if the vendors were to successfully recover any amounts from the trust account. If these indemnification obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a stockholder’s current pro rata portion of the funds available in the trust account upon liquidation. Mr. Kim is not obligated to indemnify the trust for any liabilities arising under the federal securities laws. Moreover, attendant litigation could result in a delay in payments to stockholders of trust account funds on conversion or liquidation. This could result in further depletion of the trust account, which would further reduce a stockholder’s pro rata portion of the funds available in the trust account upon liquidation.

The Special Meeting

Date, Time and Place.  The special meeting will be held at 10:00 a.m. eastern standard time, on November 30, 2009, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., at The Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017.

Voting Power; Record Date.  You will be entitled to vote or direct votes to be cast at the special meeting, if you owned North Shore common stock at the close of business on November 9, 2009, the record date for the special meeting. You will have one vote per proposal for each share of North Shore common stock you owned at that time. North Shore warrants do not carry voting rights.

Votes Required.  Approval of the Extension Amendment will require the affirmative vote of holders of a majority of North Shore’s common stock outstanding on the record date for all proposals contained in the Extension Amendment.

At the close of business on November 9, 2009, there were 7,941,250 outstanding shares of North Shore common stock, each of which entitles its holder to cast one vote per proposal.

If you do not want the Extension Amendment to be approved, you must abstain, not vote, or vote against each proposal. If the Extension Amendment is approved (and not abandoned), you will be entitled to convert your common stock into trust account proceeds only if you voted against the Extension Amendment (or if you subsequently exercise your conversion rights after voting against the SDI business combination).

If you are a stockholder and you vote “FOR” the Extension Amendment, abstain or do not vote, or if you are a stockholder and vote “AGAINST” the Extension Amendment but do not elect to convert your common stock, you will retain your right to convert your common stock into a pro rata portion of the funds available in the trust account in connection with the vote on a business combination if the business combination is approved and you elect conversion at such vote.

Whether or not the Extension Amendment is approved, if the business combination is not completed by the date specified in North Shore’s certificate of incorporation (including any later date if the Extension Amendment is approved), all stockholders will be entitled to share in the liquidation of the trust account.

Conversion.  If you are a public stockholder, you may demand conversion of your common stock by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified under the section entitled “The Extension Amendment — Conversion Procedure”. You will only be entitled to receive cash for these shares if you do not dispose of your common stock (other than in accordance with the conversion procedure) prior to the effective date of the Extension Amendment.

See the section entitled “The Extension Amendment — Conversion Procedure” for more information on how to demand conversion of your common stock.

Proxies; Board Solicitation.  Your proxy is being solicited by the North Shore board of directors on the proposal to approve the Extension Amendment being presented to stockholders at the special meeting. Proxies may be solicited in person or by telephone. If you grant a proxy, you may still revoke your proxy and vote your shares in person at the special meeting.

North Shore has retained Morrow & Co., LLC to aid in the solicitation of proxies. Morrow & Co., LLC will receive a fee of approximately $25,000, as well as reimbursement for certain costs and out-of-pocket expenses incurred by them in connection with their services, all of which will be paid by North Shore. In addition, officers and directors of North Shore may solicit proxies by mail, telephone, facsimile, and personal interview, for which no additional compensation will be paid, though they may be reimbursed for their out-of-pocket expenses. North Shore will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this proxy statement and other material which may be sent to stockholders in connection with this solicitation. North Shore may reimburse brokerage firms and other nominee holders for their reasonable expenses in sending proxies and proxy material to the beneficial owners of our shares.

North Shore’s Recommendation to Stockholders

After careful consideration of all relevant factors, North Shore’s board of directors has determined that the Extension Amendment is fair to, and in the best interests of, North Shore and its stockholders. The board of directors has approved and declared advisable the Extension Amendment, and recommends that you vote “FOR” the adoption of the Extension Amendment. See the section entitled “The Extension Amendment  — The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation.”

North Shore has received an opinion from special Delaware counsel, Morris James LLP, concerning the validity of the Extension Amendment. North Shore did not request Morris James to opine on whether the clause currently contained in its charter prohibiting amendment of Article Sixth prior to consummation of a business combination was valid when adopted, and in light of its current financial condition, North Shore has not sought advice of counsel on that question from any other source. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the [Extension] Amendment, if duly adopted by the Board of Directors of the Company and duly approved by the holders of a majority of the outstanding shares of capital stock of the Company in accordance with the General Corporation Law, would be valid under the General Corporation Law.” Morris James has consented to North Shore’s use of its opinion in this proxy statement. A copy of Morris James’ opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

Stockholders are advised that pursuant to the terms of the Morris James opinion North Shore and its board of directors may rely upon such opinion. North Shore is not aware of any Delaware law stating that stockholders may not rely upon the opinion, and the availability of such a defense by Morris James would need to be resolved by a court of competent jurisdiction. North Shore believes that the resolution of the question of the availability of such a defense will have no effect on the rights and responsibilities of its board of directors under applicable state law, and that the availability of such a state-law defense to counsel would have no effect on the rights and responsibilities of either Morris James or North Shore’s board of directors under the federal securities laws.

Interests of North Shore’s Officers and Directors

In considering the recommendation of the board of directors of North Shore to vote for approval of the Extension Amendment, you should be aware that North Shore’s directors and officers have agreements or arrangements that provide them with interests in the business combination that differ from, or are in addition to, those of North Shore stockholders generally. See the section entitled “The Extension Amendment  — Interests of North Shore’s Directors and Officers.”

Stock Ownership

Information concerning the holdings of North Shore stockholders is set forth below under “Beneficial Ownership of Securities.”

THE SPECIAL MEETING

North Shore is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the North Shore board of directors for use at the special meeting in connection with the proposed Extension Amendment. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place.  The special meeting will be held at 10:00 a.m. eastern standard time, on November 30, 2009, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”), at The Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017, to vote on the proposals to approve the Extension Amendment.

Purpose.  At the special meeting, holders of North Shore common stock will be asked to approve the Extension Amendment consisting of the following two amendments to North Shore’s certificate of incorporation:

•	to extend the date by which North Shore must complete a business combination from November 30, 2009 to January 31, 2010, before it is required to liquidate (and in connection with such proposal the stockholders are authorizing us to amend the trust agreement to extend the date by which the trust account must be liquidated from November 30, 2009 to January 31, 2010); and
•	to allow public holders (not including officers, directors and the holders of North Shore common stock issued prior to the IPO) of less than 40% of North Shore’s outstanding common stock, who vote against the Extension Amendment and elect conversion, to convert their common stock into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, North Shore’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

Your approval of the second component of the Extension Amendment will constitute your consent to use of the trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their common stock, pro rata portions of the funds available in the trust account to stockholders voting against the Extension Amendment in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. This use requires amendment of the trust agreement governing the trust account. At the time the Extension Amendment becomes effective, North Shore will also amend the trust agreement to prohibit any further changes in the distribution of trust account funds unless each and every North Shore stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which North Shore is permitted to consummate a business combination.

If the Extension Amendment is approved and becomes effective and a business combination is subsequently consummated, then the Underwriter will receive the portion of the underwriting commissions that was deferred and is currently held in the trust account. The Underwriter will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because North Shore believes it is unlikely it will be able to complete a business combination before its November 30, 2009 termination date.

After careful consideration of all relevant factors, North Shore’s board of directors has determined that the Extension Amendment is fair to, and in the best interests of, North Shore and its stockholders. The board of directors has approved and declared advisable the Extension Amendment, and recommends that you vote “FOR” the adoption of the Extension Amendment.

Because of the business combination provisions of North Shore’s certificate of incorporation, if the proposed business combination with SDI is not completed by November 30, 2009, North Shore will dissolve and return the funds in the trust account, pro rata, to holders of its common stock, unless stockholders approve all proposals of the Extension Amendment.

The special meeting has been called only to consider approval of the Extension Amendment. Under Delaware law and North Shore’s bylaws, no other business may be transacted at the special meeting.

You are not being asked to pass on the proposed business combination at this time. If you are a stockholder, you will have the specific right to vote on the proposed business combination with SDI if and when it is submitted to stockholders, and North Shore expects to present the business combination for your vote in the near future.

Record Date; Who is Entitled to Vote.  The record date for the special meeting is November 9, 2009. Record holders of North Shore common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. At the close of business on the record date, there were 7,941,250 outstanding shares of North Shore common stock, each of which entitles its holder to cast one vote per proposal.

Vote Required.  Approval of the Extension Amendment will require the affirmative vote of holders of a majority of North Shore’s outstanding common stock on the record date, voting for all proposals contained in the Extension Amendment.

The existing conversion rights of North Shore’s common stock provide that if holders of 2,541,200 or more shares (which number represents 40% or more of the shares of North Shore common stock issued in our IPO) vote against the proposed business combination with SDI and elect to convert their common stock into a portion of the funds available in the trust account, North Shore will not complete the business combination, and North Shore will be liquidated. North Shore believes that these conversion rights were included to protect North Shore’s stockholders from having to sustain their investments for an unreasonably long period if North Shore failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, North Shore also believes that, given North Shore’s expenditure of time, effort and money on the proposed business combination with SDI, circumstances warrant providing those stockholders who might find SDI to be an attractive investment an opportunity to consider the business combination with SDI. North Shore estimates that the per share liquidation value of the trust account as of November 9, 2009 is approximately $7.82 (the “Trust Value Per Share”). The closing price of North Shore’s common stock on November 9, 2009 was $7.75.

If holders of fewer than 2,541,200 shares vote against the Extension Amendment and elect to convert their common stock into a portion of the funds available in the trust account, such stockholders will have the opportunity to receive, at the time the amendment becomes effective, and in exchange for the surrender of their common stock, a pro rata portion of the trust account, as if they had voted against a business combination proposal. Common stockholders may elect to convert their common stock into a portion of the funds available in the trust account only if they vote against all the proposals included in the Extension Amendment. Your approval of the second component of the Extension Amendment will constitute your consent to the use of trust account proceeds to pay such amounts to stockholders in lieu of conversion or liquidation proceeds to which they would otherwise be entitled. This use requires amendment of the trust agreement governing the trust account, which North Shore will complete if the Extension Amendment is approved. The remaining holders of common stock will retain their right to convert their common stock into a portion of the funds available in the trust account upon consummation of a business combination, provided that they vote against such business combination in accordance with the procedures described in the proxy statement filed with the SEC in connection with the business combination. However, pursuant to the Purchase Agreement entered into with SDI, if the holders of more than 10% of the public shares (635,000 shares) vote against the business combination with SDI and exercise their conversion rights, North Shore will not be able to consummate the business combination pursuant to the terms of the Purchase Agreement unless such condition is waived by SDI. Although SDI has informed North Shore that it has no current intention of waiving such condition, SDI has also advised North Shore that it is possible that SDI could agree to a limited waiver of this condition in the event that the conversion percentage was slightly above 10%, but in no event would SDI permit more than 15% of the public shares to exercise their conversion rights. Accordingly, if more than 10% of the public shares (or 15% of the public shares if SDI agrees to the limited waiver described above) vote against the Extension Amendment and elect to convert their shares into a portion of the funds available in the trust account, North Shore may not be able to consummate the business combination unless SDI waives such condition.

Abstaining from voting or not voting, either in person or by proxy or by voting instruction, will have the same effect as a vote against the Extension Amendment, and stockholders would be unable to exercise any conversion rights upon approval of the Extension Amendment (although stockholders would retain the right to exercise conversion rights if the SDI business combination is approved, and they voted against the business combination).

All of North Shore’s directors and executive officers are expected to vote any common stock owned by them in favor of the Extension Amendment. On the record date, directors and executive officers of North Shore beneficially owned and were entitled to vote an aggregate of 364,662 shares of common stock, representing approximately 4.6% of North Shore’s issued and outstanding common stock. Former directors and executive officers of North Shore beneficially owned an aggregate of 1,223,588 shares of common stock, representing 15.4% of North Shore’s issued an outstanding common stock.

If, following the date of the proxy statement, it is anticipated that the Extension Amendment may not receive sufficient votes at the special meeting, North Shore, its officers and directors and/or their affiliates, or SDI or its officers and directors and/or their affiliates, may enter into negotiations of one or more transactions with existing stockholders or other third parties that would be designed to incentivize stockholders who have indicated, or are believed to have indicated, an intention to vote against the Extension Amendment to either vote in favor of, or to sell their shares to one or more parties who would vote in favor of, the Extension Amendment. North Shore will not compensate or provide financing or reimbursement to its officers and directors and/or their affiliates (other than North Shore) or SDI’s officers and directors and/or their affiliates (other than SDI) in connection with such purchases. To the extent any such purchases are made by North Shore or SDI, North Shore or SDI may access its existing cash on hand, cash generated from its operations or capital raising transactions, and cash on the balance sheet of the combined company following the business combination to fund such purchases. In the event of such purchases by North Shore or SDI, the amount of funds available for use by the combined company following the business combination for working capital and other purposes may be reduced. There can be no certainty that any such transactions would in fact be sought to be negotiated or, if negotiations are commenced, would be consummated.

If any purchases are entered into or consummated by North Shore, its officers and directors and/or their affiliates, or SDI or its officers and directors and/or their affiliates, the applicable party will promptly disclose such purchases to the extent required by, and in accordance with, applicable law. In addition, North Shore has taken certain precautions to minimize the risk under Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder, including adopting an Insider Trading Policy that requires pre-clearance of all trades by its officers and directors. North Shore has been informed by SDI that it has instructed its officers and directors not to enter into any such purchases while in possession of material non-public information. Furthermore, we will file a Current Report on Form 8-K to disclose any acquisition of more than five percent (5%) of outstanding North Shore common stock by North Shore, its officers and directors and/or their affiliates, or SDI or its officers and directors and/or their affiliates. Any such Form 8-K will be filed within four business days of our becoming aware of any such purchases. The purchasers will not convert any shares that they purchase in the open market, provided, however, that in the event the business combination with SDI is not consummated and North Shore is forced to liquidate, the purchasers (other than North Shore) will be able to receive liquidation distributions for such shares. Any purchases are expected in all cases to be made in compliance with all applicable laws, including Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder. However, to the extent that a court were to conclude that North Shore or its officers and directors and/or their affiliates or SDI or its officers and directors and/or their affiliates did possess material non-public information regarding North Shore at the time of their respective purchases of securities of North Shore, they could potentially be subject to claims that they violated Rule 10b-5.

To the extent that SDI or its officers and directors and/or their affiliates acquire a significant number of shares of our common stock prior to the consummation of the business combination, such acquiring persons may be deemed to be “affiliates” (within the meaning of the United States federal securities laws) of North Shore following such acquisition and, if so, will be required to comply with the securities laws applicable to affiliates of North Shore, including Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder. North Shore believes that any purchases by North Shore, SDI or its officers and directors and/or their affiliates are consistent with disclosure previously provided in North Shore’s registration statement on

Form S-1 in connection with our IPO, because any such purchases would have the same effect on a potential business combination as purchases that may be effected by North Shore’s officers and directors and/or their affiliates, which were fully disclosed in our Form S-1. However, to the extent a court of competent jurisdiction were to determine that such purchases are not consistent with the disclosure in our Form S-1, stockholders could potentially have an argument that the disclosure in the IPO on this particular point was not completely accurate. North Shore believes that any such purchases are consistent with the fiduciary duties of North Shore’s directors and officers as they would be made, if at all, to facilitate a transaction that such directors and officers believe is in the best interests of all stockholders of North Shore, and because North Shore stockholders have the right to vote against the transaction with SDI and exercise their conversion rights if they do not approve of the Extension Amendment or the SDI transaction. However, stockholders should be aware that North Shore’s directors and officers have interests that are different from, or in addition to, your interests as a stockholder. See “Summary — Interests of North Shore’s Directors and Officers.”

Any purchases may occur at any time subsequent to the filing of this proxy statement with the SEC in connection with the special meeting (subject to such purchasers not having material non-public information) and continue up through or following the North Shore special meeting date, including any adjournments. It is anticipated that any purchases (should they occur at all) would be independent, privately negotiated transactions with stockholders who have voted against or indicated an intention to vote against the proposed business combination and elected or indicated their intention to elect to exercise their conversion rights. Such privately negotiated purchases, which would not involve active and widespread solicitation of public stockholders and would not be conditioned on a fixed maximum or minimum number of shares being purchased, are not anticipated to be the types of activities governed by the tender offer rules under the federal securities laws. To the extent any such purchases are deemed to implicate the tender offer rules, such purchases would need to comply with the applicable tender offer rules, including, among others, the obligation to offer all stockholders the same price and the obligation to keep the tender offer outstanding for a period of at least 20 business days.

Voting Your Shares.  Each share of North Shore common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are three ways for holders of record to have their shares represented and voted at the special meeting:

By Signing and Returning the Enclosed Proxy Card.  If you duly sign and return a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the North Shore board of directors, which is “FOR” the Extension Amendment.

By Telephone or on the Internet.  You can submit a proxy to vote your shares by following the telephone or internet voting instructions included with your proxy card. If you do, you should not return the proxy card. If you vote this way, however, you will not be able to exercise conversion rights.

You Can Attend the Special Meeting and Vote in Person.  You will receive a ballot when you arrive. However, if your shares are held in the “street name” of your broker, bank or another nominee, you must obtain a proxy from the broker, bank or other nominee to vote in person at the meeting. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy and Changing Your Vote.  If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	Delivering another proxy card with a later date;
•	Notifying North Shore at 545-7 Dogok-Dong, SoftForum B/D, 7th Floor, Gangnam-Gu, Seoul, Korea 135-270, Attention: Attn: Yeon-Su Kim, Secretary, in writing before the special meeting that you have revoked your proxy; or
•	Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Broker Non-Votes.  If your broker holds your shares in its name and you do not give the broker voting instructions, your broker will not be permitted to vote your shares on the Extension Amendment. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the Extension Amendment.

Questions About Voting.  North Shore has retained Morrow & Co., LLC to assist it in the solicitation of proxies. If you have any questions about how to vote or direct a vote in respect of your shares, you may call Morrow & Co., LLC at (206) 870-8565. You may also want to consult your financial and other advisors about the vote.

Solicitation Costs.  North Shore has retained Morrow & Co., LLC to aid in the solicitation of proxies. Morrow & Co., LLC will receive a fee of approximately $25,000, as well as reimbursement for certain costs and out-of-pocket expenses incurred by them in connection with their services, all of which will be paid by North Shore.

In addition, officers and directors of North Shore may solicit proxies by mail, telephone, facsimile, and personal interview, for which no additional compensation will be paid, though they may be reimbursed for their out-of-pocket expenses. North Shore will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this proxy statement and other material which may be sent to stockholders in connection with this solicitation. North Shore may reimburse brokerage firms and other nominee holders for their reasonable expenses in sending proxies and proxy material to the beneficial owners of our shares.

North Shore will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. North Shore will reimburse them for their reasonable expenses.

Stock Ownership.  Information concerning the holdings of certain North Shore stockholders is set forth below under “Beneficial Ownership of Securities.”

THE EXTENSION AMENDMENT

North Shore is proposing to amend its certificate of incorporation to:

•	extend the date by which North Shore must complete a business combination from November 30, 2009 to January 31, 2010, before it is required to liquidate (and in connection with such proposal the stockholders are authorizing us to amend the trust agreement to extend the date by which the trust account must be liquidated from November 30, 2009 to January 31, 2010); and
•	allow public holders (not including officers, directors and the holders of North Shore common stock issued prior to the IPO) of less than 40% of North Shore’s outstanding common stock, who vote against the Extension Amendment and elect conversion, to convert their common stock into a portion of the funds available in the trust account.

Each proposal of the Extension Amendment is essential to its implementation, and, therefore, North Shore’s board of directors will abandon the Extension Amendment unless each of the above proposals is approved by stockholders.

Your approval of the second component of the Extension Amendment will constitute your consent to use of the trust account proceeds to pay, at the time the Extension Amendment becomes effective, and in exchange for surrender of their common stock, pro rata portions of the funds available in the trust account to stockholders voting against the Extension Amendment and electing to convert their common stock. This use requires amendment of the trust agreement governing the trust account. At the time the Extension Amendment becomes effective, North Shore will also amend the trust agreement to prohibit any further changes in the distribution of trust account funds unless each and every North Shore stockholder specifically agrees in writing to such change. The purpose of this amendment is to effectively preclude any additional extension of the period in which North Shore is permitted to consummate a business combination. A copy of the proposed amendment to the certificate of incorporation of North Shore is attached to this proxy statement as Annex A.

If the Extension Amendment is approved and becomes effective and a business combination is subsequently consummated, then the Underwriter will received the portion of the underwriting commissions that was deferred and is currently held in the trust account. The Underwriter will probably not receive this portion of the commission unless the Extension Amendment is approved and becomes effective because North Shore believes it is unlikely it will be able to complete a business combination before its November 30, 2009 termination date.

U.S. Federal Income Tax Consequences

The following discussion is a general summary of the material U.S. federal income tax consequences that may be relevant to U.S. Holders (as defined below) of holding shares of North Shore common stock or exercising their conversion rights. This summary is based upon the provisions of the Internal Revenue Code of 1986 (the “Code”), Treasury regulations promulgated under the Code, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences different from those discussed below.

This summary assumes the shares of North Shore common stock are held as capital assets within the meaning of Section 1221 of the Code. This summary does not address tax consequences arising under the laws of any foreign, state or local jurisdiction and does not address U.S. federal tax consequences other than income taxation.

In addition, this summary does not address all tax consequences that may be applicable to a U.S. Holder’s particular circumstances or to a U.S. Holder that may be subject to special tax rules, including, without limitation: (i) U.S. Holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders whose “functional currency” is not the U.S. dollar; (ix) persons holding shares of North Shore common stock as a position in a hedging transaction, “straddle”, “conversion transaction”, “constructive sale transaction” or other risk reduction transaction; (x) persons who acquired shares of North Shore common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of North Shore common stock, the tax treatment of a U.S. Holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Such holders should consult their tax advisors regarding the tax consequences of holding shares of North Shore common stock or exercising their conversion rights.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. U.S. Holders are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of North Shore common stock, other than a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes), that is for U.S. federal income tax consequences:

(i)	An individual citizen or resident of the United States;
(ii)	a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof (including the District of Columbia);
(iii)	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
(iv)	a trust, if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A stockholder of North Shore that does not exercise its conversion right is not receiving any consideration or exchanging or otherwise disposing of any of its outstanding shares of North Shore common stock in connection with the Extension Amendment and, therefore, is not expected to recognize gain or loss for U.S. federal income tax purposes as a result of the Extension Amendment. If a U.S. Holder votes against the Extension Amendment, properly demands that North Shore convert all its shares of North Shore common stock into a pro rata portion of the trust account and, upon the consummation of the Extension Amendment, terminates its interest in North Shore in exchange for cash, such U.S. Holder will be required to recognize gain or loss upon the exchange of the shares of North Shore common stock for cash in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the holder’s adjusted tax basis in such shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the effective time of the Extension Amendment the shares were held for more than one year. Long-term capital gains recognized by individual and certain other non-corporate U.S. Holders are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

The tax consequences to a U.S. Holder that properly demands that North Shore convert less than all of its shares of North Shore common stock may be different, and such a holder should consult its tax advisors regarding the consequences of such an election.

Reasons for the Proposal

North Shore’s certificate of incorporation purports to prohibit amendment to certain of its provisions, including any amendment that would extend the November 30, 2009 deadline. North Shore’s IPO prospectus did not suggest that this provision, or the certificate of incorporation’s other business combination procedures, were subject to change. North Shore believes that these provisions were included to protect North Shore stockholders from having to sustain their investments for an unreasonably long period if North Shore failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation. However, the board of directors also believes that the proposed business combination is in the best interest of stockholders and that the stockholders should be afforded an opportunity to consider the business combination with SDI.

North Shore is also affording stockholders who wish to terminate their investments as originally contemplated the opportunity to do so as well. Accordingly, North Shore believes that the Extension Amendment is consistent with the majority approval required to amend its certificate of incorporation.

Commencing promptly upon completion of its IPO, North Shore began to search for an appropriate business combination target. During the process, it relied on numerous business relationships and contacted investment bankers, private equity funds, consulting firms, and legal and accounting firms. As a result of these efforts, North Shore initiated contact, either directly or through a third-party intermediary, with over 120 potential targets. North Shore signed non-disclosure agreements relating to approximately 36 of these potential business combination opportunities. From this refined pool of potential targets, several companies were further pursued, and in some instances, North Shore had substantive discussions, conducted extensive due diligence, and engaged the potential sellers in a negotiation process. Out of these prospects, North Shore had substantive discussions with approximately 17 prospects (not including SDI). None of these prospects resulted in an agreement with respect to a business combination with North Shore.

North Shore was first introduced to SDI on August 13, 2009, and on August 16, 2009 entered into a non-binding memorandum of understanding with SDI with respect to a business combination. North Shore, while also involved in due diligence activities, engaged in negotiations with SDI and its stockholders on the terms of the agreement to govern the business combination. The parties entered into the Purchase Agreement on September 8, 2009. North Shore issued a press release and subsequently filed a Current Report on Form 8-K announcing the execution of the Purchase Agreement and discussing the terms of the Purchase Agreement.

North Shore’s proposed business combination with SDI qualifies as a “business combination” under North Shore’s certificate of incorporation. The certificate of incorporation currently provides that if the business combination is not completed by November 30, 2009, North Shore will be liquidated.

North Shore is requesting its stockholders to approve an amendment to its certificate of incorporation that would provide it an extension until January 31, 2010 to complete a business combination. North Shore believes that the proposed extension of time to complete a business combination would benefit North Shore by providing additional time to solicit stockholder approval of the proposed business combination with SDI, thereby making completion of the business combination more likely.

As North Shore’s board of directors believes the SDI transaction to be in the best interests of North Shore’s stockholders, and because North Shore may not be able to conclude the business combination with SDI by November 30, 2009, North Shore has determined to seek stockholder approval to extend the time for closing the transaction beyond November 30, 2009 to January 31, 2010. If the Extension Amendment is approved, North Shore expects to seek stockholder approval of the proposed business combination with SDI in the near future. If the extension is approved, North Shore could seek stockholder approval after November 30, 2009 of a business combination with any company other than SDI, but will not do so. In addition, the purpose of amending the trust agreement, at the time the Extension Amendment becomes effective, to prohibit any further changes in the distribution of the trust account funds is to effectively preclude any additional extension of the period in which North Shore is permitted to consummate a business combination.

If the Extension Amendment is not approved and North Shore is unable to complete the SDI business combination by November 30, 2009, North Shore will be required to liquidate and distribute the trust account proceeds to holders of its common stock. In considering the Extension Amendment, North Shore’s board of directors came to the conclusion that the potential benefits of the proposed SDI business combination to North Shore and its stockholders outweighed the possibility of any liability as a result of the Extension Amendment.

Under the terms of the proposed Extension Amendment, public stockholders holding less than 40% of North Shore’s outstanding common stock (not including officers, directors and the holders of North Shore common stock issued prior to the IPO), may vote against the Extension Amendment and elect to convert their common stock into a pro rata portion of the funds available in the trust account. Based on the trust account balance as of November 9, 2009, if the maximum permissible number of common stock elect conversion in connection with the Extension Amendment, or 2,541,999 shares of common stock, without its being abandoned, a total of approximately $19,877,264 of the trust account would be disbursed, leaving approximately $29,815,896. However, pursuant to the Purchase Agreement entered into with SDI, if the holders of more than 10% of the public shares (635,000 shares) vote against the business combination with SDI and exercise their conversion rights, North Shore will not be able to consummate the business combination pursuant to the terms of the Purchase Agreement unless such condition is waived by SDI. Although SDI has informed North Shore that it has no current intention of waiving such condition, SDI has also advised North Shore that it is possible that SDI could agree to a limited waiver of this condition in the event that the conversion percentage was slightly above 10%, but in no event would SDI permit more than 15% of the public shares to exercise their conversion rights. Accordingly, if more than 10% of the public shares (or 15% of the public shares if SDI agrees to the limited waiver described above) vote against the Extension Amendment and elect to convert their shares into a portion of the funds available in the trust account, North Shore may not be able to consummate the business combination unless SDI waives such condition. If the Extension Amendment is approved and the proposed business combination with SDI is presented to North Shore stockholders for approval, stockholders who did not vote against and convert their common stock in connection with the Extension Amendment will have the same right to vote against the business combination with SDI and convert their common stock; provided that North Shore will not complete the business combination if holders of more than 10% of the shares of common stock issued in the IPO and currently outstanding as of the date of the special meeting to consider the Extension Amendment (or 15% of the public shares if SDI agrees to the limited waiver described above) vote against the Extension Amendment (and elect to convert their common stock into a portion of the funds available in the trust account).

Because of the two separate opportunities for stockholders to exercise conversion, it is possible that the total amounts distributed on conversion to the stockholders could exceed the amount that would be distributed to stockholders that elect to convert in connection with the proposed business combination with SDI had it been approved before November 30, 2009 (without a previous vote on the Extension Amendment), resulting in less cash retained by the combined company to meet its obligations and for use as operating capital, subsequent to the closing of the SDI business combination.

As noted in “The Extension Amendment — Possible Claims Against and Impairment of the Trust Account,” below, the Extension Amendment will result in North Shore incurring substantial additional transaction expenses, and may also result in securities law and other claims being made against it whose holders might seek to have such claims satisfied from funds in the trust account. North Shore believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the trust account, any resulting conversions by stockholders (or a liquidation, if converting votes equal 40% or more) would have no adverse effect on them, because they would receive the same amounts they would have received if North Shore were liquidated on November 30, 2009, and, if the proposed business combination is later not approved, its stockholders at that time would receive the same liquidation proceeds as if North Shore were liquidated as of November 30, 2009.

However, if material liabilities are sought to be satisfied from the trust account, the trust account could possibly be reduced or subject to reduction beyond the reduction resulting from stockholder conversions, which could result in the reduction of a stockholder’s current pro rata portion of the trust account upon liquidation. Moreover, attendant litigation could result in delay in the availability of trust account funds for use by the combined company upon completion of the business combination.

Sang-Chul Kim has agreed to indemnify North Shore for debts and obligations to vendors that are owed money by North Shore, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. These indemnification obligations would extend to transaction expenses to be incurred in connection with North Shore’s seeking to complete the business combination with SDI as well as the costs of defending claims referred to in the preceding paragraph. Since they are not collateralized or guaranteed, North Shore cannot assure you that Mr. Kim would be able to discharge his obligations if material liabilities are sought to be satisfied from the trust account. Mr. Kim is not obligated to indemnify the trust for any liabilities arising under the federal securities laws.

Possible Claims Against and Impairment of the Trust Account

North Shore’s IPO prospectus stated that North Shore would not take any action allowing it to survive for a longer period of time if it did not appear it would be able to consummate a business combination within the time allotted in its certificate of incorporation. Therefore, you should be aware that you may have securities law claims against North Shore for rescission (under which a successful claimant has the right to receive the total amount paid for his or her shares pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with SDI may be completed, and such claims would not be extinguished by consummation of that transaction. Such claims may entitle stockholders asserting them to more than the pro rata share of the trust account to which they are entitled upon conversion or liquidation, as well as punitive damages.

Even if you do not pursue such claims, others may. If they do, holders of such claims, who may include all stockholders who own shares issued in North Shore’s IPO, might seek to have the claims satisfied from funds in the trust account. If proposing the Extension Amendment results in North Shore incurring material liability as a result of potential securities law claims, the trust account could be depleted to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of common stock who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount than their pro rata portion of the trust account. North Shore cannot predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful. Moreover, attendant litigation could result in delay in payments to stockholders of trust account funds on conversion or liquidation.

Aside from possible securities law claims against North Shore, you should also be aware that if the Extension Amendment is approved, North Shore will incur substantial expenses in seeking to complete the business combination with SDI, in addition to expenses incurred in proposing the Extension Amendment. North Shore does not have sufficient funds outside of the trust account to pay these expenses. If the business combination is not completed and the expenses are not satisfied, they would be subject to the indemnification obligations that Sang-Chul Kim has to North Shore to ensure that the claims of such vendors do not reduce funds in the trust account. If these indemnification obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a stockholder’s current pro rata portion of the funds available in the trust account upon liquidation. Mr. Kim is not obligated to indemnify the trust for any liabilities arising under the federal securities laws. Moreover, attendant litigation could result in a delay in payments to stockholders of trust account funds on conversion or liquidation. This could result in further depletion of the trust account, which would further reduce a stockholder’s pro rata portion of the funds available in the trust account upon liquidation.

In general under U.S. federal and state securities laws, material misstatements and omissions in a prospectus may give rise to rights of rescission in favor of, or claims for damages by, persons who purchased securities pursuant to the prospectus. As a result, it is possible that adopting the Extension Amendment may result in claims being made against North Shore, whose holders might seek to have the claims satisfied from funds in the trust account. North Shore has not made or requested of its advisors a formal comprehensive analysis of its potential liability for any such misstatements or omissions. Since rescission generally provides successful claimants with the right to recover the entire purchase price of their securities, holders of North Shore common stock who successfully claim rescission could be awarded up to approximately $8.00 per share, based on the initial offering price of the units issued in North Shore’s IPO, which were comprised of stock and warrants, less any amount received from the sale of the original warrants purchased with them, plus interest from the date of North Shore’s IPO. In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under federal law and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the business combination with SDI would be completed, and such claims would not be extinguished by consummation of that transaction.

If North Shore were to become subject to such claims as a result of the Extension Amendment, the trust account could be depleted by those claims (in addition, as discussed above, to other claims from vendors, service providers or other entities in connection with North Shore’s efforts to complete the SDI business combination) to the extent of any judgments arising from such claims, together with any expenses related to defending such claims that are not fully indemnified. A consequence might be that the amount being held in the trust account is diminished and holders of common stock who do not elect conversion at the Extension Amendment vote but elect conversion at the business combination vote would receive a lesser amount as their pro rata portion of the trust account, which might not be sufficient to satisfy a rescission or damages award if the proposed business combination is not approved and completed.

Depletion of the trust account as a result of claims being made against it as described above could have the consequence of holders of common stock not receiving the same amount in the distribution to them of the pro rata portion of the trust account if no such claims had been made. This could happen if liabilities to which North Shore becomes subject as a result of the Extension Amendment or otherwise are satisfied from funds in the trust account and the resources of Sang-Chul Kim, who has agreed to certain indemnification obligations with respect to the trust account, are insufficient or unavailable to indemnify North Shore for the full amount thereof on liquidation.

If North Shore’s trust account is not depleted by liabilities for securities law claims or other expenses, all stockholders would receive as of November 9, 2009, upon conversion or liquidation, approximately $7.82 per share. This per share amount may be less than the possible per-share amount of a successful rescission claim, which could be approximately $8.00, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the originally-attached warrants, plus interest from the date of the IPO. A rescission award may also bear interest at a higher rate than that earned on trust account funds. stockholders would also incur costs in prosecuting such claims, which would reduce the per-share amount they realize.

North Shore has not sought the opinion of any legal or financial advisers or experts about the possible magnitude of such costs. In light of North Shore’s current financial condition, its board of directors determined that an opinion would be of less value to North Shore and its stockholders than the cost of obtaining one, and did not approach any third party about providing one.

North Shore has attempted to structure the Extension Amendment to preserve the investment proposition set forth in the IPO prospectus for stockholders (specifically, by giving them the right to convert now and to defeat the Extension Amendment on the same terms as are provided for the business combination itself). This is designed to limit the potential damages, but it is impossible to predict how courts will rule in such a case. A further deterrent to the bringing of a rescission claim is the significant costs that stockholders would incur in prosecuting those claims.

In view of the foregoing, North Shore’s board of directors believes it in the best interests of North Shore’s stockholders to approve the Extension Amendment.

Forced Liquidation

If the Extension Amendment is not approved and the proposed business combination is not consummated by November 30, 2009, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the DGCL. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the DGCL. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In any liquidation the funds held in the trust account will be distributed, pro rata, to the holders of the public shares. North Shore anticipates notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipates it will take no more than 10 business days to effectuate such distribution. Pursuant to the Letter Agreements with North Shore and the Underwriter, the initial stockholders have waived their right to receive distributions with respect to their founding shares upon the North Shore’s liquidation. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. North Shore will pay the costs of liquidation from its remaining assets outside of the trust account. North Shore currently expects that the costs associated with the implementation and completion of the plan of dissolution and liquidation would not be more than approximately $15,000. Sang-Chul Kim has personally agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the trust account; however, there is no guarantee that the assets of Mr. Kim will be sufficient to satisfy our dissolution and/or liquidation expenses.

Conversion Rights

If holders (not including officers, directors and the holders of North Shore common stock issued prior to the IPO) of less than 40% of the outstanding shares of common stock vote against the Extension Amendment, and the Extension Amendment is approved (and not abandoned), North Shore will afford such stockholders the opportunity to receive, at the time the amendment becomes effective, and in exchange for surrender of their common stock, a pro rata portion of the funds available in the trust account, as if they had voted against a business combination proposal. You will be entitled to convert your common stock into trust account proceeds only if you vote against each proposal of the Extension Amendment (or if you exercise your conversion rights after voting against the SDI business combination) and follow the conversion procedure described below. Abstaining or not voting on the Extension Amendment will not give you a right to convert your common stock in connection with the Extension Amendment.

If you are a stockholder and you vote “FOR” the Extension Amendment, abstain or do not vote, or if you are a stockholder and you vote “AGAINST” the Extension Amendment but do not elect to convert your common stock you will retain your right to convert your common stock into a pro rata portion of the funds available in the trust account, if the business combination is approved, and you elect conversion in connection with the business combination vote. You will be entitled to exercise your conversion right with respect to the business combination only if you:

•	vote against the business combination, as and when formally proposed to stockholders;
•	do not dispose of your common stock (other than in accordance with the conversion procedure) prior to the consummation of the business combination; and
•	deliver your stock certificate(s) to North Shore’s transfer agent prior to your vote.

Conversion Procedure

A conversion demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided, and, at the same time, ensuring your bank or broker complies with the requirements identified elsewhere herein. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to retain ownership of them through the effective date of the Extension Amendment.

In connection with tendering your common stock for conversion, you must elect either to physically deliver your stock certificates to North Shore’s transfer agent prior to the special meeting or to deliver your shares to the transfer agent electronically using DWAC (Deposit/Withdrawal At Custodian) System of The Depository Trust Company (“DTC”), which election would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to the special meeting ensures that a converting holder’s election to convert is irrevocable once the Extension Amendment is approved. In furtherance of such irrevocable election, stockholders electing to convert will not be able to deliver their common stock at the special meeting.

Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its common stock through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and North Shore’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and the broker would determine whether or not to pass this cost on to the converting holder. It is North Shore’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. North Shore does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that do not elect to exercise their conversion rights. Stockholders who request physical stock certificates and wish to convert may be unable to meet the deadline for tendering their shares before exercising their conversion rights and thus will be unable to convert their shares.

Certificates that have not been tendered in accordance with these procedures by the day prior to the special meeting will not be converted to cash. In the event that a stockholder tenders its common stock and decides prior to the special meeting that it does not want to convert its common stock, the stockholder may withdraw the tender. In the event that a stockholder tenders common stock and the Extension Amendment is not approved, these shares will not be converted to cash and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Extension Amendment will not be approved. North Shore anticipates that a stockholder who tenders common stock for conversion in connection with the vote to approve the Extension Amendment would receive payment of the conversion price for such common stock soon after the completion of the Extension Amendment. North Shore will hold the certificates of stockholders that elect to convert their common stock into a pro rata portion of the funds available in the trust account until such common stock are converted to cash or returned to such stockholders. Any common stock that are converted to cash will be cancelled and retired.

If properly demanded, North Shore will convert each share of common stock into a pro rata portion of the funds available in the trust account, calculated as of two business days prior to the anticipated consummation of the Extension Amendment. As of November 9, 2009, this would amount to approximately $7.82 per share. If you exercise your conversion rights, you will be exchanging your shares of North Shore common stock for cash and will no longer own the shares as of the effective date of the Extension Amendment. You will be entitled to receive cash for these shares only if you affirmatively vote against the Extension Amendment, properly demand conversion, and deliver your stock certificate(s) to North Shore’s transfer agent prior to your vote. If the Extension Amendment is not approved, these shares will not be converted into cash. However, if North Shore is unable to complete the business combination with SDI or another business combination by November 30, 2009 (unless such date is extended), it will be forced to liquidate and all holders of common stock will receive a pro rata portion of the funds available in the trust account at the time of the liquidation.

Required Vote

The affirmative vote by holders of a majority of North Shore’s outstanding common stock, voting for all proposals contained in the Extension Amendment, is required to approve the Extension Amendment.

All of North Shore’s directors and executive officers are expected to vote any common stock owned by them in favor of the Extension Amendment. On the record date, directors and executive officers of North Shore beneficially owned and were entitled to vote an aggregated of 364,662 shares of common stock, representing approximately 4.6% of North Shore’s issued and outstanding common stock. Former directors and executive officers of North Shore beneficially owned an aggregate of 1,223,588 shares of common stock, representing 15.4% of North Shore’s issued an outstanding common stock.

If, following the date of the proxy statement, it is anticipated that the Extension Amendment may not receive sufficient votes at the special meeting, North Shore, its officers and directors and/or their affiliates, or SDI or its officers and directors and/or their affiliates, may enter into negotiations of one or more transactions with existing stockholders or other third parties that would be designed to incentivize stockholders who have indicated, or are believed to have indicated, an intention to vote against the Extension Amendment to either vote in favor of, or to sell their shares to one or more parties who would vote in favor of, the Extension Amendment. North Shore will not compensate or provide financing or reimbursement to its officers and directors and/or their affiliates (other than North Shore) or SDI’s officers and directors and/or their affiliates (other than SDI) in connection with such purchases. To the extent any such purchases are made by North Shore or SDI, North Shore or SDI may access its existing cash on hand, cash generated from its operations or capital raising transactions, and cash on the balance sheet of the combined company following the business combination to fund such purchases. In the event of such purchases by North Shore or SDI, the amount of funds available for use by the combined company following the business combination for working capital and other purposes may be reduced. There can be no certainty that any such transactions would in fact be sought to be negotiated or, if negotiations are commenced, would be consummated.

If any purchases are entered into or consummated by North Shore, its officers and directors and/or their affiliates, or SDI or its officers and directors and/or their affiliates, the applicable party will promptly disclose such purchases to the extent required by, and in accordance with, applicable law. In addition, we will file a Current Report on Form 8-K to disclose any acquisition of more than five percent (5%) of outstanding North Shore common stock by North Shore, its officers and directors and/or their affiliates, or SDI or its officers and directors and/or their affiliates. Any such Form 8-K will be filed within four business days of our becoming aware of any such purchases. The purchasers will not convert any shares that they purchase in the open market, provided, however, that in the event the business combination with SDI is not consummated and North Shore is forced to liquidate, the purchasers (other than North Shore) will be able to receive liquidation distributions for such shares. Any purchases are expected in all cases to be made in compliance with all applicable laws, including Section 10(b) of the Exchange, and Rule 10b-5 promulgated thereunder. See “The Special Meeting — Vote Required.”

Any purchases may occur at any time subsequent to the filing of this proxy statement with the SEC in connection with the special meeting (subject to such purchasers not having material non-public information) and continue up through or following the North Shore special meeting date, including any adjournments.

Interests of North Shore’s Directors and Officers

In considering the recommendation of the board of directors of North Shore to vote for approval of the Extension Amendment, you should be aware that North Shore’s directors and officers have agreements or arrangements that provide them with interests in a business combination that differ from, or are in addition to, those of North Shore stockholders generally. In particular:

•	If a business combination is not consummated by November 30, 2009, North Shore’s amended and restated certificate of incorporation provides that it will automatically be liquidated. In such event, the 1,588,250 shares of North Shore common stock held by certain of North Shore’s former and current directors and officers that were acquired before the IPO for an aggregate purchase price of $25,000 (the “Founder Shares”), including 1,488,250 shares of North Shore common stock to be transferred to Sang-Chul Kim upon consummation of a business combination, would be worthless because the holders are not entitled to receive any of the liquidation proceeds with respect to such shares. Such shares had an aggregate market value of approximately $11,533,938 based upon the common stock’s closing price of $7.75 on the OTC Bulletin Board on November 9, 2009, the record date for the North Shore special meeting. If a business combination is consummated, Mr. Kim will acquire 1,488,250 of the 1,588,250 Founders’ Shares.
•	The initial shareholders of North Shore also purchased 1,600,000 warrants (the “Founders’ Warrants”), for an aggregate purchase price of $1,600,000 (or $1.00 per warrant), pursuant to agreements with North Shore that were entered into in connection with North Shore’s IPO. These purchases took place on a private placement basis simultaneously with the consummation of North Shore’s IPO. All of the proceeds North Shore received from these purchases were placed in

North Shore’s trust account. The Founders’ Warrants are identical to the North Shore warrants except that the warrants (i) will not be transferable or saleable until the date on which North Shore completes a business combination, (ii) will be exercisable on a cashless basis if North Shore calls the warrants for redemption, so long as they are still held by the insiders or their affiliates and (iii) may be exercised for unregistered shares if a registration statement relating to the common stock issuable upon exercise of the warrants is not effective and current. The Founders’ Warrants are subject to an option to purchase by Sang-Chul Kim upon consummation of a business combination. All of the Founders’ Warrants will become worthless if a business combination is not consummated and North Shore is liquidated (as will the public warrants). Such Founders’ Warrants had an aggregate market value of $400,000, based on the warrants’ closing price of $0.25 on the OTC Bulletin Board on November 9, 2009, the record date for the North Shore special meeting.
•	If North Shore liquidates prior to the consummation of a business combination, Sang-Chul Kim, North Shore’s Chairman, will be personally liable in certain situations to pay debts and obligations to vendors and other entities that are owed money by North Shore for services rendered or products sold to North Shore, or to any target business, to the extent such creditors bring claims that would otherwise require payment from monies in the trust account. Although North Shore has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and from the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will not seek recourse against the trust account notwithstanding such agreements or that other vendors who did not execute such waivers will not seek recourse against the trust account. However, based on North Shore’s available resources outside of the trust account, it is not anticipated that Mr. Kim will have any exposure under this arrangement.
•	If North Shore is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Mr. Kim has agreed to advance North Shore the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation

As discussed below, after careful consideration of all relevant factors, North Shore’s board of directors has determined that the Extension Amendment is fair to, and in the best interests of, North Shore and its stockholders. The board of directors has approved and declared advisable adoption of the Extension Amendment, and recommends that you vote “FOR” such adoption.

In determining to recommend the Extension Amendment, North Shore’s board of directors concluded that the proposed business combination with SDI is in the best interests of North Shore’s stockholders, since it believes they North Shore’s stockholders will benefit from the business combination with SDI. Although the board of directors believes that the certificate of incorporation provisions to be amended by the Extension Amendment were included to protect North Shore stockholders from having to keep their investments for an unreasonably long period if North Shore failed to find a suitable acquisition in the timeframe contemplated by the certificate of incorporation, the board believes that circumstances warrant permitting those who believe they might find SDI to be an attractive investment an opportunity to do so, if possible without adversely affecting the interests of North Shore or its stockholders wishing to terminate their investments as originally contemplated.

Having taken into account the matters discussed above, the North Shore’s board of directors believes that, if the Extension Amendment is approved and no material liabilities are sought to be satisfied from the trust account, any resulting conversions by North Shore stockholders (or a liquidation, if converting votes are 40% or greater) would have no adverse effect on the stockholders, because they would receive approximately the same amounts they would if North Shore were liquidated on November 30, 2009, and, if the proposed business combination is later disapproved, its stockholders at that time would receive approximately the same liquidation proceeds as if North Shore were liquidated as of November 30, 2009. Because of the two separate opportunities for stockholders to exercise conversion, it is possible that the total amounts distributed on conversion to stockholders converting from the Extension Amendment and the proposed business combination could exceed the amount that would have been distributed to stockholders that elect to convert in connection with the proposed business combination had the business combination been approved (without a prior vote on the Extension Amendment).

North Shore’s board of directors consulted with special Delaware counsel, Morris James LLP, concerning the validity of the Extension Amendment. Morris James concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the proposed [Extension] Amendment, if duly adopted by the Board of Directors of the Company and duly approved by the holders of a majority of the outstanding shares of capital stock of the Company in accordance with the General Corporation Law, would be valid under the General Corporation Law.” Morris James has consented to North Shore’s use of its opinion in this proxy statement. A copy of Morris James’ opinion is included as Annex B to this proxy statement, and stockholders are urged to review it in its entirety.

North Shore’s board of directors has unanimously approved and declared advisable the Extension Amendment. Accordingly, if the Extension Amendment is approved by the holders of a majority of North Shore’s outstanding common stock in accordance with Delaware law, North Shore believes the Extension Amendment will be valid and effective when filed with the Secretary of State of the State of Delaware in accordance with the applicable statutory provisions, notwithstanding the provision in the current certificate of incorporation purporting to prohibit certain amendments prior to consummation of a business combination.

In determining whether to propose the Extension Amendment, North Shore’s board of directors took into consideration the fact that a substantial amount of North Shore stockholders’ aggregate investment had been spent pursuing a business combination, that allowing the transaction to terminate by virtue of the existing certificate of incorporation deadline would make that portion of their investment unrecoverable and that proposing the Extension Amendment would provide for the possibility of realizing a return on that investment.

In addition, North Shore’s board of directors was mindful of and took into account the conflict, as described in the immediately preceding subsection, between their respective personal pecuniary interests in successfully completing a business combination and the interests of stockholders. The board of directors determined that their respective personal pecuniary interests, in the form of the contingent and hypothetical value of North Shore shares if a business combination is ultimately completed, was substantially less than additional time, effort and potential liability they might incur if they failed to discharge their fiduciary duties to North Shore’s stockholders to the best of their ability, as well as substantially less than the potential benefits to stockholders wishing to have an opportunity to consider the proposed SDI business combination, which they, as North Shore stockholders as well, share. In making that determination, the board of directors took into consideration the fact that in proposing the Extension Amendment, they may incur indemnification obligations to North Shore under their existing commitment substantially in excess of those currently accrued. At the same time, they recognized that completing the proposed SDI business combination would result in a combined company more capable than North Shore alone to pay existing obligations of North Shore and expenses incurred after approval of the Extension Amendment, all of which obligations they might be called upon to pay under their existing commitment.

After careful consideration of all relevant factors, North Shore’s board of directors determined that the Extension Amendment is advisable, fair to and in the best interests of North Shore and its stockholders.

The board of directors recommends that you vote “FOR” the Extension Amendment.

THE SDI BUSINESS COMBINATION

The following is a brief summary of the terms and background of the Purchase Agreement that North Shore entered into with SDI. A definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed business combination with SDI. This proxy statement will contain important information regarding the business combination.

YOU ARE NOT BEING ASKED TO PASS ON THE PROPOSED BUSINESS COMBINATION AT THIS TIME. IF YOU ARE A STOCKHOLDER, YOU WILL HAVE THE SPECIFIC RIGHT TO VOTE ON THE PROPOSED BUSINESS COMBINATION WITH SDI IF AND WHEN IT IS SUBMITTED TO STOCKHOLDERS, AND NORTH SHORE EXPECTS TO PRESENT THE BUSINESS COMBINATION FOR YOUR VOTE IN THE NEAR FUTURE.

General

On September 8, 2009, the Purchase Agreement was entered into by and among North Shore, SDI, HY Jung and HJ Jung. Pursuant to the Purchase Agreement, North Shore shall acquire shares of newly issued convertible voting preferred stock of SDI, representing up to 22.24%, but not less than 20.12%, of the voting capital stock of SDI, in exchange for the payment of the amount of cash remaining in North Shore’s trust account at closing after deduction of amounts for payment of transaction expenses (estimated to be approximately $7,012,416), payments to North Shore’s public stockholders who exercise their conversion rights and the holdback of $971,382 for operating expenses. Total cash consideration is expected to be approximately $41,717,442 assuming no stockholders exercise their conversion rights or $36,747,318 if stockholders owning up to 10% of the IPO shares exercise their conversion rights (or $34,262,256 in the event SDI were to permit up to 15% of the Public Shares to exercise their conversion rights). Also pursuant to the Purchase Agreement, North Shore shall acquire 7,722 shares of currently issued and outstanding shares of common stock of SDI from HY Jung, representing at least 30.02% of the voting capital stock of SDI, in exchange for an aggregate of 7,341,102 newly issued shares of common stock of North Shore. The number of shares of SDI convertible voting preferred stock to be issued pursuant to the Purchase Agreement shall equal the quotient obtained by dividing (x) the amount of total cash remaining in North Shore’s trust account at closing after deduction of amounts for (i) payment of North Shore’s transaction expenses and (ii) payments to North Shore’s public stockholders that exercise their conversion rights, by (y) $7,292.

Indemnification of North Shore

Pursuant to the Purchase Agreement, there will be placed in escrow (with an independent escrow agent) 1,468,220 (or 20%) of the shares to be issued to HY Jung at closing (“Indemnity Escrow Fund”) to provide a fund for payment to North Shore with respect to its post-closing rights to indemnification under the Purchase Agreement for breaches of representations and warranties and covenants by SDI and its subsidiaries and HY Jung. The escrow will be the sole remedy for North Shore for its rights to indemnification under the Purchase Agreement. Claims for indemnification may be asserted against the Indemnity Escrow Fund by North Shore once its damages exceed a $1,500,000 threshold and will be reimbursable to the full extent of the damages in excess of such amount. Indemnification claims may be made until one year after the closing date.

Lock-Up Agreement

At the closing of the business combination, HY Jung will execute a lock-up agreement that will prohibit him from selling, hypothecating or otherwise transferring the shares of North Shore common stock that he will receive in the business combination for a period of one year after the closing of the business combination. The certificates representing such shares will be legended to such effect.

Payment of Dividends

Pursuant to the Purchase Agreement, following the closing, SDI shall issue dividend payments on the shares of SDI preferred stock to be acquired by North Shore as follows: (i) 4% of the cash consideration described above with respect to the fiscal year ended December 31, 2009 to be issued to North Shore no later than March 31, 2010; and (ii) 12.5% of the cash consideration with respect to each subsequent fiscal year to be issued to North Shore in each instance no later than March 31 following the end of such fiscal year; provided that no such dividends shall be required to be paid with respect to the preceding fiscal year following conversion of the shares of SDI preferred stock into shares of SDI common stock. The SDI preferred stock shall automatically convert into an equal number of shares of SDI common stock that maintains North Shore’s equivalent voting power of SDI upon the earlier to occur of the following: (i) for the two-month period commencing November 1, 2013 and ending December 31, 2013, if the weighted average stock price (as defined below) of the North Shore common stock has increased at least 24% above $8.00 (the “Price Condition”), and (ii) in the event that the Price Condition has not been met by December 31, 2013, at any time following such date when the weighted average stock price exceeds the calculated rate of 6% multiplied by the number of years elapsed from the closing date of the business combination, as determined during the period commencing on November 1 and ending on December 31 for each such year (the “Post-2013 Price Condition”). The guaranteed dividend payment of 12.5% on the SDI preferred stock shall no longer prevail with respect to fiscal year 2013 in the event that the Price Condition is met or any subsequent fiscal year if the Post-2013 Price Condition is met. “Weighted average stock price” refers to the number of shares traded per day multiplied by the closing price of the stock per day, divided by the total volume of shares of North Shore common stock traded during each day during the period. In the event of the non-payment or delay in payment of any dividends on the SDI preferred stock, an interest rate of 16% per annum shall apply to the unpaid amount from the first day following the scheduled payment date of the applicable dividend until the actual payment date of such dividend.

Pursuant to the Purchase Agreement, following the closing, North Shore, SDI and HY Jung have agreed to cause North Shore to issue cash dividends to its holders of common stock in an amount equal to (i) the amount of the after-tax dividends received on the SDI preferred stock divided by (ii) the number of issued and outstanding shares of North Shore common stock less the number of shares of North Shore common stock owned by HY Jung as a result of the share exchange, provided that such amount is legally available for the payment of such dividends. Such dividend payments shall be made no later than the tenth calendar day following North Shore’s receipt of the dividend payment on its shares of SDI preferred stock. HY Jung has agreed to waive its rights to any such dividends payable with respect to the North Shore shares; provided, however, that HY Jung shall participate in any dividend payments on shares of North Shore common stock that are not acquired pursuant to the Purchase Agreement. In addition, Sang-Chul Kim has also agreed to waive his rights to any such dividends payable with respect to 1,488,250 shares of North Shore common stock to be acquired by him for as long as he owns such shares (which will not be less than one year following the business combination due to contractual restrictions on the transfer of such shares).

Pledge Agreement

In order to secure the payment to North Shore of the dividends on the shares of SDI preferred stock, HJ Jung has entered into a pledge agreement with North Shore pursuant to which HJ Jung has agreed to pledge to North Shore all of his rights, title and interest in 280,000 common shares of SSME owned by him to North Shore. At closing, HJ Jung shall deliver the certificates representing the SSME pledged shares, together with any other documentation assigning such rights to such shares, to North Shore, to be held in escrow by a collateral agent in accordance with the terms of the pledge agreement. In the event that SDI defaults on its obligation to pay any of the dividends on the shares of SDI preferred stock and such dividends continue to be unpaid for a period of 60 days following the applicable payment date, North Shore shall be entitled to take full possession of the SSME pledged shares and liquidate the SSME pledged shares, or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation in satisfaction of the obligation to pay the dividends on the shares of SDI preferred stock as more fully described in the pledge agreement.

Background of SDI Business Combination

The terms of the Purchase Agreement are the result of arm’s-length negotiations between representatives of North Shore, SDI and HY Jung. The following is a brief discussion of the background of these negotiations, the Purchase Agreement and related transactions.

North Shore is a blank check company formed under the laws of the State of Delaware on June 26, 2007 to effect a merger, capital stock exchange, asset or stock acquisition or other similar business combination with an operating business.

A registration statement for North Shore’s IPO was declared effective on November 30, 2007. On December 7, 2007, North Shore consummated its IPO of 6,300,000 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock. Each warrant expires on November 29, 2012, or earlier upon redemption, and entitles the holder to purchase one share of North Shore common stock at an exercise price of $5.00 per share. The common stock and warrants started trading separately on December 17, 2007.

In addition, the North Shore founders purchased 1,600,000 Founders’ Warrants to purchase common stock in a private placement completed simultaneously with the closing of the IPO, and on January 24, 2008, North Shore consummated the closing of an additional 53,000 units that were subject to the underwriters’ over-allotment option. The units from the IPO (including the over-allotment option) were sold at an offering price of $8.00 per unit, generating total gross proceeds of $50,824,000. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to North Shore from the IPO (including the over-allotment option and the private sale of the Founder Warrants) were $49,883,546, of which $49,693,160 was deposited into the trust account and the remaining proceeds of $190,386 became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. In accordance with North Shore’s amended and restated certificate of incorporation, the remainder of the funds in the trust account will be released upon either the consummation of a business combination or upon the liquidation of North Shore.

Prior to the consummation of its IPO, neither North Shore, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with SDI.

Subsequent to the IPO, North Shore’s officers and directors and other representatives commenced an active search to identify and evaluate prospective target business combination candidates. North Shore’s management identified certain criteria that it looked for in evaluating prospective target businesses and business combination opportunities, including, without limitation, companies with the following characteristics:

•	proven track records;
•	strong competitive industry position;
•	poised to take advantage of growth in the current economy;
•	appropriateness of the prospect as a public company;
•	stage of commercial development;
•	likely interest in a blank check company-type transaction;
•	financial condition and results of operations;
•	growth potential;
•	experience and skill of the prospect’s management;
•	availability of additional personnel and willingness of existing management to continue following the completion of a transaction;
•	potential to generate positive cash flow and earnings;
•	potential for consistent operating margins;
•	nature of the customers and contracts;
•	stability and continuity in customer relationships;
•	backlog of orders for services or products;
•	capital requirements;
•	degree of current or potential market acceptance of the prospect’s services, processes or products;

•	proprietary features and degree of intellectual property or other protection of the prospect’s services, processes or products;
•	regulatory environment of the relevant industry sector;
•	whether the market segment was fragmented and, if so, whether the prospect was positioned to take advantage of market consolidation;
•	whether the prospect had experienced a failed or withdrawn initial public offering; and
•	costs associated with effecting the business combination.

These criteria were not exhaustive. The evaluation relating to the merits of a particular business combination was based, to the extent relevant, on the above factors as well as other considerations deemed relevant by North Shore’s management in effecting a business combination, including tangibles such as the ability of North Shore’s management to work closely and effectively with the target’s management.

In addition, North Shore’s management attempted to identify potential targets by initiating conversations with (i) management’s own network of business associates and friends, (ii) third-party companies that management believed could make attractive business combination partners and (iii) professional service providers (lawyers, accountants, consultants and investment bankers). North Shore educated these parties on its structure as a special purpose acquisition company and its criteria for an acquisition. North Shore also responded to inquiries from investment bankers or other similar professionals representing companies engaged in sale or financing processes. Furthermore, North Shore’s management conducted independent market research to identify potential acquisition opportunities using various databases. From time to time, North Shore’s database of potential acquisition candidates was updated and supplemented based on additional information derived from these discussions with third parties.

North Shore’s board of directors was updated on a regular basis with respect to the status of the business combination search. Input received from North Shore’s board of directors was material to management’s evaluation of potential business combinations.

The screening and sourcing efforts through North Shore’s professional network and independent research resulted in over 120 potential targets. These opportunities were evaluated based on North Shore’s stated criteria. Many did not fit North Shore’s screening criteria, while some were eliminated due to an insufficient enterprise value or indications that the sellers’ valuation expectations were too high. The screening process was repeated multiple times, and North Shore remained in continual dialogue with its sourcing network. Through these efforts, the volume of potential targets remained high.

Some of the potential targets North Shore considered prior to its first contact with SDI included:

•	a nursing and health service company;
•	entertainment and media companies, including companies with online and film-related operations;
•	hedge funds;
•	aircraft, aerospace and automobile equipment manufacturing companies;
•	toy retailers and gaming equipment manufacturers;
•	oil and gas production companies;
•	a hotel operator;
•	a medical diagnostics company;
•	an advertising agency;
•	a pharmaceutical company;
•	alternative energy producers;
•	a telecom company; and

•	restaurants and fast food franchises.

The list above is not exhaustive. On several occasions, North Shore engaged in multiple meetings with potential targets and engaged in serious discussions with a select few target businesses. North Shore declined to move forward on some opportunities because it did not believe the financial characteristics, industry profile and/or position, management teams, attainable valuations and/or deal structures were suitable in light of the screening criteria. There were also companies that were not interested in pursuing a deal with North Shore based on its publicly-traded status, capital structure or questions regarding North Shore’s ability to timely consummate a transaction. Other companies accepted competitive bids from other acquirers or attempted their own initial public offerings or listing of securities.

Some companies were deemed, based on North Shore’s screening efforts and criteria evaluation, as appropriate targets and were advanced to the next phase of the selection process. Non-disclosure agreements were executed by 36 prospective targets and preliminary discussions were initiated with these potential targets. From this refined pool of potential targets, several companies were further pursued, and in some instances, North Shore had substantive discussions, conducted extensive due diligence, and engaged the potential sellers in a negotiation process. Out of these prospects, North Shore had substantive discussions with approximately 17 prospects (not including SDI). None of these prospects resulted in an agreement with respect to a business combination with North Shore.

On June 25, 2009, David Yoo, a representative of Sang-Chul Kim, made initial contact with Marc Klee regarding a potential transaction in which Sang-Chul Kim and/or his company, SF Investment Co., Ltd. (“SF Investment”), would acquire control of North Shore for the purpose of identifying a suitable target business and consummating a business combination. Mr. Yoo informed Mr. Klee about Mr. Kim and his company in Korea and they discussed a potential transaction based on a similar recently completed change of control transaction with respect to another blank check company. Later that same day, Mr. Yoo sent a sample letter of intent regarding the general terms of a potential transaction to Mr. Klee.

On June 29, 2009, the initial shareholders and directors of North Shore discussed the merits of the potential transaction and then discussed the transaction with Mr. Yoo later that afternoon. Mr. Yoo made an initial offer to North Shore’s directors, which was initially rejected and then a counter-offer was presented to Mr. Yoo on behalf of Mr. Kim and SF Investment on July 2, 2009.

On July 3, 2009, the rough terms of a transaction were agreed to by North Shore’s management and Mr. Kim, contingent upon satisfactory due diligence by both sides and background checks of the new proposed directors and officers.

On July 6, 2009, a draft of a letter of intent was circulated and it was subsequently decided by both sides on July 9, 2009 to bypass the letter of intent process and proceed directly to a definitive agreement.

On July 21, 2009, North Shore received biographies from the potential directors and background checks were commenced on such individuals by a corporate research firm.

From July 23, 2009 to August 3, 2009, representatives of North Shore, Broadband Capital Management, LLC (“Broadband”), Mintz Levin and Sang-Chul Kim negotiated the definitive agreement and reached a final agreement on August 3, 2009. Due diligence materials were provided by North Shore’s then-counsel, Graubard Miller, on August 3, 2009. On August 13-14, the results of the background checks were delivered to North Shore’s board of directors.

In early August 2009, Kwanhaeng Cho, a representative of North Shore, introduced North Shore to investment banks, accounting firms, consulting firms and other similar firms and requested that such parties recommend and introduce to North Shore an attractive business combination target company. Pursuant to Mr. Cho’s request, representatives of Trident Investment Limited, a Korean investment company referred to herein as Trident, suggested that SDI would be an attractive acquisition target for North Shore because it believed that an infusion of capital from North Shore could strengthen the capital base of SDI and enhance SDI’s potential for future growth in its development of the specialty vessels business, in addition to the strength of its current operations.

In the afternoon of August 13, 2009, the first meeting between representatives of Sang-Chul Kim and Trident took place in Seoul. Attendees at this meeting were Kwanhaeng Cho, Seung-Jin Cho and Sung-Bok Lee, representing North Shore, and Representative Director Yong-Woo Kim and Executive Director Hyong-Shik Yi, representing Trident. During this initial discussion, Trident suggested to North Shore that SDI might be an attractive acquisition target. After the meeting, North Shore obtained SDI’s publicly available financial data through the DART (Data Analysis, Retrieval and Transfer) System of the Financial Supervisory Service in Korea and started analyzing the company.

On the morning of August 15, 2009, Trident delivered a presentation about SDI prepared by Trident to Kwanhaeng Cho regarding SSME. That afternoon, Yong-Woo Kim, representatives of each of Trident, the accounting firm BDO Daejoo, or BDO and the valuation firm RSM Shinhan, or RSM, had a meeting at the office of Capital Express to discuss potential issues involved in a proposed acquisition, including application of U.S. GAAP, valuation of SDI and SEC filings that would be required should the business combination proceed. Accounting services matters such as accounting fees and terms of payment, as well as timing of valuation estimations and delivery of accounting reports to North Shore were discussed with BDO and RSM.

On August 16, 2009, Sang-Chul Kim and SDI signed a Memorandum of Understanding (“MOU”). Under the terms of the MOU, SDI would issue North Shore shares of newly issued convertible voting preferred stock of SDI in exchange for approximately $43,000,000 of cash from North Shore’s trust account and North Shore would also acquire shares of common stock of SDI. SDI would also provide North Shore with dividends of 12.5% over three years. Additionally, the MOU provided that four years from closing of the proposed transaction, North Shore would be able to (i) convert SDI preferred stock owned by it into common stock in the event that the stock price increased by more than 50% during that period, and (ii) not convert the shares of preferred stock if the price of North Shore’s shares went up by less than 50%. As security for the dividend, shares of SSME would be pledged to North Shore.

On August 17, 2009, North Shore entered into an agreement among Sang-Chul Kim and the North Shore founders (the “Investment Agreement”). Pursuant to the Investment Agreement, (i) each of Marc H. Klee, Barry J. Gordon, Alan J. Loewenstein and Robert Sroka resigned from his position as an officer and/or director of North Shore (except for Mr. Klee, who remained solely as a director of North Shore), (ii) Sang-Chul Kim was appointed as Chairman of the Board, (iii) Byong-Yub Ahn was appointed as Chief Executive Officer, President and Director, and (iv) Yo-Shin Song was appointed Chief Financial Officer and Director. A Current Report on Form 8-K was filed on the same day announcing the transaction with Sang-Chul Kim.

On August 17, 2009, representatives of BDO Daejoo, Min-Seok Ok and Sung-Gi Kim, and a representative of RSM commenced due diligence and the valuation of SDI, SDI’s subsidiaries and SSME at the offices of SDI and SSME which are located at 1609-2 Hwang-ri Kwangdo-myun, Tongyong-si Kyungsangnam-do, South Korea.

From August 19, 2009 to August 21, 2009, Kwanhaeng Cho, representative of North Shore, Yong-Woo Kim of Trident, director of SDI Hong Jun Jung, major shareholder of SDI Hwi Young Jung, Chief Financial Officer of SDI Yong-Pil Lee, in-house lawyer of SDI Bon-Ik Goo, and financial advisors from BDO and RSM met at the offices of SDI and SSME to review the financial information of SDI and SSME and further discussed due diligence, the audit of SDI’s financial statements in accordance with U.S. GAAP, the valuation of SDI and SSME, and the contemplated deal structure between North Shore and SDI.

On August 21, 2009, in a conference call among representatives of Broadband and North Shore’s new counsel, Mintz Levin, on the deal structure between North Shore and SDI, Broadband and Mintz Levin highlighted problems that might arise due to the complexity of the deal structure, including the mechanics of the reverse swap arising out of the exercise of a put option right. Representatives of SDI and North Shore determined to eliminate the reverse swap from the transaction structure.

On August 25, 2009, North Shore and SDI agreed orally that SDI would issue a dividend to North Shore for three years. Further, if, four years after closing of the proposed transaction, the price of North Shore common stock increased over 124% compared to the current value, the preferred stock of SDI owned by North Shore would be converted into common stock and the dividend would end. If the price of common stock did not appreciate by 124% over four years, SDI would offer a dividend of 12.5% to North Shore until the price increased to the amount calculated by multiplying the period of time elapsed by 6%. After these terms were agreed upon, Kwanhaeng Cho, representing North Shore, Yong-Woo Kim, representing Trident, Bon-Ik Goo, representing SDI, Kyung-Rok Geong, representing Daeryook & Aju International Law Firm, SDI’s counsel, began negotiations over an initial draft of the Purchase Agreement.

On August 27, 2009, a meeting regarding the Purchase Agreement was held at the offices of Capital Express among representatives of North Shore, SDI, SDI’s South Korean counsel and Trident. The parties discussed the terms of the transaction and a draft of the Purchase Agreement.

Between August 27 and September 1, 2009, several drafts of the Purchase Agreement were prepared and circulated and discussed amongst representatives of North Shore and SDI.

On September 1, 2009, representatives of North Shore and SDI agreed to insert an indemnification clause into the draft Securities Purchase and Share Exchange Agreement, and a draft escrow agreement was prepared by Korean counsel. Kwanhaeng Cho, representing North Shore, Yong-Woo Kim, representing Trident, Bon-Ik Goo, representing SDI, and Kyung-Rok Geong, representing Daeryook & Aju International Law Firm negotiated the terms of a draft pledge agreement regarding the pledge of the SSME shares to secure the dividend payments to North Shore on the preferred stock.

On September 3, 2009, a draft valuation report of SDI prepared by RSM and drafts of the audited and unaudited financial statements of SDI prepared by BDO Daejoo were delivered to the directors of North Shore. The valuation report suggested an equity value of USD of between approximately $251 million and $277 million, which the directors of North Shore discussed in detail.

On September 5 and 6, 2009, representatives of North Shore and SDI held numerous conference calls with North Shore’s U.S. legal counsel Mintz Levin regarding the Purchase Agreement and the agreement was revised significantly in order to resemble an agreement that would be more familiar with U.S. investors. Final versions of the definitive agreements were distributed to the North Shore board of directors for their review.

On September 8, 2009, the North Shore board of directors conducted a telephonic special meeting to authorize the transaction with SDI and approve the Purchase Agreement. Chairman Sang-Chul Kim reviewed the terms of transaction, discussed the drafts of the valuation report and fairness opinion and answered questions directed by members of the North Shore board of directors. The North Shore board of directors then unanimously approved the transaction with SDI and the Purchase Agreement. While no one factor determined the final agreed upon consideration in the transaction, North Shore’s board of directors again reviewed various industry and financial data, including certain valuation analyses and metrics compiled by North Shore and its consultants, in order to determine that the consideration to be paid to SDI was reasonable and that the business combination was in the best interests of North Shore’s stockholders.

The Purchase Agreement was signed on September 8, 2009. North Shore issued a press release and subsequently filed a Current Report on Form 8-K announcing the execution of the Purchase Agreement and discussing the terms of the Purchase Agreement.

North Shore’s Board of Directors’ Reasons for the Approval of the Business Combination

The management of North Shore, including members of its board of directors, has extensive and diverse experience in operational management, investments and financial management and analysis and is well qualified to conduct the due diligence and other investigations and analyses required in connection with the search for an acquisition partner. However, except for North Shore’s Chief Executive Officer, Byong-Yub Ahn, none of North Shore’s management or board of directors has any prior experience in the shipbuilding industry. Prior to his service on North Shore’s board of directors, Mr. Ahn worked for the State Economic Planning Commission, where he was involved in the Korean government’s policies to focus on industries in which Korea had a competitive advantage, including the global shipbuilding industry. In addition, Mr. Ahn was involved in leading the shipyard construction of Halla Heavy Industries, which was acquired by Hyundai Heavy Industries, a large shipbuilding company.

North Shore’s board of directors carefully evaluated the agreements relating to the proposed business combination with SDI and reviewed industry and financial data in order to determine that the transaction terms were reasonable and that the business combination was in the best interests of North Shore’s stockholders.

North Shore’s management conducted a due diligence review of SDI that included an industry analysis and a description of SDI’s proposed business model and strategy in order to enable the board of directors to ascertain the reasonableness of the consideration.

Following such investigations, the North Shore board of directors concluded that the Purchase Agreement with SDI was in the best interests of North Shore’s stockholders.

In considering the business combination, North Shore’s board of directors gave consideration to the following positive factors that the board believed favored the business combination:

•	SDI’s operational stability with potential for future growth;
•	the revitalization of the shipbuilding industry since the second half of 2009, after being sluggish during 2008 and early 2009;
•	the experience of SDI’s management;
•	payment of dividends to North Shore for at least four years; and
•	the valuation analysis of SDI.

In addition, North Shore’s board of directors also gave consideration to the following negative factors that did not favor the business combination:

•	the recent conversion of the Masan Yard to a specialty and offshore vessel shipyard;
•	SDI’s significant amount of debt as compared to its assets;
•	adverse general economic conditions;
•	acquisition of only a controlling interest in SDI; and
•	potential for North Shore’s interest to be diluted.

North Shore’s financial advisor, Shinhan Accounting Corporation, performed a valuation analysis on SDI and arrived at an average equity value in the range between $251.1 million and $277.2 million for the entire company. In establishing financial projections, which were used in determining valuation, North Shore’s management assumed successful completion of the business combination, which would provide SDI with the capital required to execute its business plan. Although the valuation analysis and the stand-alone enterprise value described in this proxy statement assumed that the transaction between North Shore and SDI had been consummated, North Shore’s management believed that the valuation of SDI would be approximately the same without assuming the consummation of the transaction, but only if it is assumed that the expansion plans can be consummated with alternative sources of funding. However, if the funds required for SDI’s expansion plans are not sufficiently available or are delayed, SDI’s ability to complete its plant expansion will be compromised and its projections may not be met as scheduled. Even assuming that SDI is unable to complete its plant expansion plans, North Shore’s management believes that SDI satisfies the requirement that it have a value equal to at least 80% of North Shore’s net assets at closing.

Based on the valuation analysis performed by North Shore, the board determined that the fair market value of 50% plus one share of SDI was approximately $125.54 million, or greater than 80% of North Shore’s net asset value.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of North Shore’s common stock as of November 9, 2009 and, immediately following consummation of the business combination, ownership of shares of North Shore common stock, by:

•	each person known by North Shore to be the beneficial owner of more than 5% of North Shore’s outstanding shares of common stock either on November 9, 2009 or of shares of North Shore common stock that will be outstanding after the consummation of the business combination;
•	each of North Shore’s current executive officers and directors;
•	each person who will become an executive officer or director of North Shore upon consummation of the business combination;
•	all of North Shore’s current executive officers and directors as a group; and
•	all of the executive officers and directors of North Shore as a group after the consummation of the business combination.

Unless otherwise indicated, North Shore believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. This table assumes that (1) as of November 9, 2009, there are 7,941,250 shares of North Shore common stock issued and outstanding, (2) no holder of shares of North Shore common stock issued in its IPO converts such shares into cash, (3) all shares held in escrow are released to the holders and not cancelled, and (4) none of the shares of North Shore common stock issuable upon exercise of its outstanding warrants are issued.

Name and Address of Beneficial Owner(1)	Pre-Business Combination			Post-Business Combination
	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Israel A. Englander	858,000	(2)	10.8%	858,000	(2)	5.6%
HBK Investments L.P.	785,000	(3)	9.9%	785,000	(3)	5.1%
The Baupost Group, L.L.C.	675,000	(4)	8.5%	675,000	(4)	4.4%
Polar Securities Inc.	579,000	(5)	7.3%	579,000	(5)	3.8%
Arrowgrass Capital Partners (US) LP	475,539	(6)	6.0%	475,539	(6)	3.1%
Tiger Europe Master Fund Ltd.	437,500	(7)	5.5%	437,500	(7)	2.9%
Azimuth Opportunity, Ltd.	417,950	(8)	5.3%	417,950	(8)	2.7%
Barry J. Gordon	468,851	(9)	5.9%	29,520		*
Marc H. Klee	364,662	(10)	4.6%	22,961		*
Sang-Chul Kim	0		0%	3,088,250	(11)	18.3%
Byong-Yub Ahn	0		0%	0		0%
Yo-Shin Song	0		0%	0		0%
Hwi-Young Jung(12)	0		0%	7,341,102	(13)	48.0%
Tiger Y.W. Kim(12)	0		0%	0		0%
Soo-Bum Kang(12)	0		0%	0		0%
All pre-business combination officers and directors of North Shore as a group (4 individuals)	364,662	(10)	4.6%	3,111,211	(11)	20.4%
All post-business combination officers and directors of North Shore as a group (4 individuals)	0		0%	10,429,352	(11)	61.8%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each of the individuals is 545-7 Dogok-Dong, SoftForum B/D, 7th Floor, Gangnam-Gu, Seoul, South Korea 135-270.

(2)	Represents 858,000 shares of common stock held by Integrated Core Strategies (US) LLC (“ICS”). 176,000 of such shares are included in units. Each unit consists of one share of common stock and one warrant to purchase one share of common stock. This amount does not include 176,000 warrants included in the units held by ICS and 119,500 warrants held by ICS that are not included in units, which are not exercisable and will not become exercisable within 60 days. Mr. Englander is the managing member of Millenium Management LLC (“MM”); MM is the general partner of Integrated Holding Group LP (“IHG”); and IHG is the managing member of ICS. As a result, each may be deemed to have shared voting control and investment discretion over the securities. The business address of Mr. Englander and each of the entities is 666 Fifth Avenue, New York, New York 10103. The foregoing information is derived from a Schedule 13G filed with the SEC on December 17, 2007, as amended on November 10, 2008.
(3)	Represents 785,000 shares of common stock over which HBK Investments L.P., HBK Services LLC (“Services”), HBK Partners II L.P. HBK Management LLC and HBK Master Fund L.P. each have shared voting and dispositive power. HBK Investments L.P. has delegated discretion to vote and dispose of the securities to Services. Services may, from time to time, delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, HBK Virginia LLC, HBK Europe Management LLP and/or HBK Hong Kong Ltd. (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments L.P. This amount does not include 340,000 warrants to purchase shares of common stock, which are not exercisable and will not become exercisable within 60 days. The business address for each entity is 300 Crescent Court, Suite 700, Dallas, Texas 75201. The foregoing information was derived from a Schedule 13G filed with the SEC on December 21, 2007, as amended on February 8, 2008.
(4)	Represents 675,000 shares of common stock over which The Baupost Group, L.L.C. (“Baupost”), a registered investment adviser, has sole voting and dispositive power. SAK Corporation, as the Manager of Baupost, and Seth A. Klarman, as the sole Director of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership of all the securities. The business address of Mr. Klarman and each of the entities is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116. The foregoing information is derived from a Schedule 13G filed with the SEC on February 13, 2008.
(5)	Represents shares of common stock held by North Pole Capital Master Fund (“North Pole”) and certain discretionary accounts (“Accounts”). Polar Securities Inc. (“Polar Securities”) serves as the investment manager for North Pole and the Accounts. The business address for North Pole and Polar Securities is 372 Bay Street, 21st Floor, Toronto, Canada A6 MSH 2S6. The foregoing information is derived from a Schedule 13G/A filed with the SEC on February 17, 2009.
(6)	Represents 475,539 shares of common stock over which Arrowgrass Capital Partners (US) LP (“Arrowgrass LP”) and Arrowgrass Capital Services (US) Inc. (“Arrowgrass Inc.”) each have shared voting and dispositive power. Arrowgrass Inc. serves as the general partner of Arrowgrass LP. As such, it has the power to direct the affairs of Arrowgrass LP, including decisions with respect to the disposition of the proceeds from the sale of the shares of common stock The business address for both Arrowgrass Inc. and Arrowgrass LP is 245 Park Avenue, New York, New York 10167. The foregoing information was derived from a Schedule 13G filed with the SEC on June 9, 2009.
(7)	Represents 437,500 shares of common stock over which Tiger Europe Master Fund Ltd. (“Tiger Master Fund”), Tiger Europe Management LLC (“Management”), and Elena Piliptchak each have shared voting and dispositive power. Tiger Management and Tiger Master Fund are under common control. The business address for Tiger Master Fund is Gardenia Court, Suite 3307, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands. The business address of Ms. Piliptchak and Tiger Management is 101 Park Avenue, 33rd Floor, New York, New York 10178. The foregoing information was derived from a Schedule 13G filed with the SEC on August 28, 2009.
(8)	The business address for Azimuth Opportunity, Ltd. is c/o Ogier, Qwomar Complex, 4th Floor, P.O. Box 3170, Road Town, Tortola, British Virgin Islands. The foregoing information is derived from a Schedule 13G filed with the SEC on July 18, 2008.
(9)	Does not include 472,320 shares of common stock issuable upon exercise of insider warrants that are not exercisable and will not become exercisable within 60 days.
(10)	Does not include 367,360 shares of common stock issuable upon exercise of insider warrants that are not exercisable and will not become exercisable within 60 days.

(11)	Includes (i) 1,488,250 shares of common stock to be transferred to Mr. Kim upon the consummation of the business combination and (ii) 1,600,000 shares of common stock issuable upon exercise of Founders’ Warrants that will become exercisable upon consummation of the business combination and which will be transferred to Mr. Kim from the initial stockholders pursuant to the terms of the Investment Agreement. Broadband Capital Management, LLC is entitled to receive 35% of such Founders’ Warrants upon Mr. Kim’s receipt of such Founder Warrants.
(12)	The business address of each of these individuals is 407-1 Maehak-ri Jungkwan-myun, Kijang-kun, Pusan, South Korea.
(13)	Does not include any warrants to be purchased by affiliates of HY Jung, as contemplated by the Purchase Agreement.

STOCKHOLDER PROPOSALS

North Shore expects to hold its annual meeting of stockholders in July 2010. Any proposal that a North Shore stockholder intends to present at such annual meeting of stockholders must be submitted to the Secretary of North Shore by no later than April 30, 2010. Any proposals received after April 30, 2010 will not be considered timely for inclusion in the proxy materials. Under our bylaws, in order for a stockholder proposal submitted outside of Rule 14a-8, and therefore not included in our proxy materials, to be considered timely, such proposal must be received by our Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the date of the anniversary of the previous year’s annual meeting, provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, to be considered timely, such proposal must be received by our Secretary not later than the later of the close of business 90 days prior to the annual meeting or the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, North Shore and the services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of North Shore’s proxy statement unless North Shore has received contrary instructions from one or more of the stockholders. Upon written or oral request, North Shore will deliver promptly a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that North Shore deliver single copies of such documents in the future. Stockholders may notify North Shore of their requests by calling or writing Morrow & Co., LLC, North Shore’s proxy solicitor, at 470 West Avenue — 3rd Floor, Stamford, CT 06902, telephone number (800) 607-0088.

WHERE YOU CAN FIND MORE INFORMATION

SECURITY HOLDERS ARE URGED TO CAREFULLY READ IN THEIR ENTIRETY THE PROXY STATEMENT AND OTHER MATERIALS REGARDING THE PROPOSED BUSINESS COMBINATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT NORTH SHORE AND SDI AND THE PROPOSED BUSINESS COMBINATION.

North Shore files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by North Shore with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

North Shore files its reports, proxy statements and other information electronically with the SEC. You may access information on North Shore at the SEC web site containing reports, proxy statements and other information at: www.sec.gov.

All of the information contained in this document relating to North Shore has been supplied by North Shore and all information relating to SDI has been supplied by SDI. Information provided by either of us does not constitute any representation, estimate or projection of the other. If you would like additional copies of this proxy statement, or if you have questions about the business combination, you should contact:

North Shore Acquisition Corp.
Attn: Sang-Chul Kim
545-7 Dogok-Dong, SoftForum B/D
7th Floor
Gangnam-Gu, Seoul, Korea 135-270
(82) (2) 526-8531

ANNEX A

PROPOSED EXTENSION AMENDMENT

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NORTH SHORE ACQUISITION CORP.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

North Shore Acquisition Corp., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is “North Shore Acquisition Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 26, 2007. The Corporation’s Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on November 30, 2007.

3. This Amendment was duly approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”).

4. Article SIXTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“SIXTH: The Corporation’s existence shall terminate on January 31, 2010 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below).”

5. Article SEVENTH of the Amended and Restated Certificate of Incorporation is hereby amended to replace the proviso to the second sentence of paragraph A with the following:

“; provided that the Corporation shall not consummate any Business Combination if the holders of 40% or more of the IPO Shares exercise their conversion rights (consisting of less than 40% in the aggregate with respect to the conversion rights described in paragraph F below and the conversion rights described in paragraph B below).”

And to add a new paragraph F thereto to read in its entirety as follows:

“F. Any stockholder of the Corporation holding IPO Shares who votes against the amendment pursuant to which this paragraph F was included in this Certificate of Incorporation may, contemporaneous with such vote, demand that the Corporation convert his or her IPO shares into cash. If so demanded, the Corporation shall convert such IPO Shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined above), inclusive of any interest thereon, calculated as of two business days prior to November 30, 2009, by (ii) the total number of IPO Shares.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name this [•  ] day of [•  ], 2009.

NORTH SHORE ACQUISITION CORP.

By:	Name: Title:

A-1

ANNEX B

OPINION OF MORRIS JAMES LLP

November 16, 2009

North Shore Acquisition Corp.
545-7 Dogok-Dong, SoftForum B/D, 7th Floor
Gangnam-Gu, Seoul, Korea 135-270

Re: Enforceability of Certificate of Incorporation Provisions

Ladies and Gentlemen:

We have acted as special Delaware counsel to North Shore Acquisition Corp., a Delaware corporation (the “Company”), in connection with a proposed amendment, in the form attached hereto as Exhibit A (the “Amendment”), to the Company’s Certificate of Incorporation, as initially filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on June 26, 2007, as amended and restated by the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on November 30, 2007, which Amended and Restated Certificate of Incorporation we assume constitutes the entire certificate of incorporation of the Company as currently in effect (the “Certificate of Incorporation”). In this connection, you have requested our opinion as to the enforceability under the General Corporation Law of the State of Delaware (the “General Corporation Law”) of certain provisions in Articles SIXTH (“Article SIXTH”) and Article SEVENTH (“Article SEVENTH”) of the Certificate of Incorporation which purports to prohibit certain amendments to the Certificate of Incorporation intended to be effected by the Amendment. Capitalized terms used but not defined herein are used as defined in the Certificate of Incorporation.

For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents, all of which have been supplied to us by the Company or obtained from publicly available records:

(a) The Certificate of Incorporation;

(b) The Bylaws of the Company, which Bylaws we assume constitute the entire bylaws of the Company as currently in effect;

(c) The Amendment;

(d) The Proxy Statement of the Company (the “Proxy Statement”) proposed to be filed with the United States Securities and Exchange Commission (the “SEC”) on or about the date hereof; and

(e) A certificate of good standing for the Company obtained from the Secretary of State, dated November 4, 2009 (the “Good Standing Certificate”).

With respect to the foregoing documents, we have assumed: (i) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (ii) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (iii) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. For purposes of rendering our opinion as expressed herein, we have not reviewed any document other than the documents referenced in paragraphs (a) through (e) above and certain written statements of governmental authorities and others referenced in this paragraph. In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached (as an exhibit, schedule, or otherwise) to any of the documents reviewed by us. The opinions in this letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter. We have conducted no independent factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others (including, without limitation, the Good Standing Certificate), and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all material respects.

BACKGROUND

We have been advised, and accordingly assume for purposes of our opinion as expressed herein, that (i) the Company has entered into a Securities Purchase and Share Exchange Agreement (the “Purchase Agreement”) by and among the Company, Sungdong Industries Co., Ltd. (“SDI”), Hwi Young Jung, and Hong Jun Jung, pursuant to which, inter alia, a business combination (the “SDI Business Combination”) between the Company and SDI is to be effected, and (ii) the SDI Business Combination constitutes a “Business Combination” within the meaning of the Certificate of Incorporation.

We have been further advised, and we have assumed as true for purposes of our opinions expressed herein, that the Company’s Board of Directors believes that transactions contemplated by the Purchase Agreement may not reasonably be able to be consummated prior to the existing Termination Date. Accordingly, the Company is considering the Amendment, which would (i) extend the Termination Date from November 30, 2009 to January 31, 2010, and (ii) allow public holders (not including officers, directors and the holders of North Shore common stock issued prior to the IPO) of less than 40% of the outstanding shares of the Company’s common stock, who vote against the extension amendment and elect conversion, to convert their shares into a portion of the funds available in the Trust Fund.

Article SIXTH provides, inter alia, as follows:

“The [Company’s] existence shall terminate on November 30, 2009 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below).”

Article SEVENTH provides, inter alia, as follows:

“The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended during the “Target Business Acquisition Period.” A “Business Combination” shall mean the acquisition by the [Company], whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business (“Target Business”). The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the [Company’s] initial public offering (“IPO”) up to and including the first to occur of (a) a Business Combination or (b) the Termination Date.”

Thus, Articles SIXTH and SEVENTH purport to divest the Company’s Board of Directors, the Company and its stockholders of the power to amend such Articles prior to the consummation of a Business Combination and/or the Termination Date.

DISCUSSION

Section 242(a) of the General Corporation Law provides, in pertinent part, that “[a]fter a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment ... In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as ... (2) To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes ... or (6) To change the period of its duration.” 8 Del. C. § 242(a).

In addition, Section 242(b) of the General Corporation Law provides that “[e]very amendment [to the Certificate of Incorporation] ... shall be made and effected in the following manner: (1) if the corporation has capital stock, its board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders If a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with this section shall be executed, acknowledged and filed and shall become effective in accordance with § 103 of this title.” 8 Del. C. § 242(b) (emphasis added).

Thus, Section 242(a) grants Delaware corporations broad statutory power to amend their certificates of incorporation to the extent permitted under Delaware law, including to the extent contemplated by the Amendment, subject to compliance with the amendatory procedures set forth in Section 242(b). Implicit in the language of Section 242 is that the power to amend the certificate of incorporation is a fundamental power of Delaware corporations vested in directors and stockholders of a corporation. Nothing in Section 242 suggests that this statutory power may be entirely eliminated by a provision of the certificate of incorporation with respect to certain provisions thereof. Indeed, the mandatory language in Section 242(b) supports the proposition that the corporation’s broad power to amend the certificate of incorporation cannot be eliminated. Section 242(b) mandates that, absent a provision permitting the board to abandon a proposed amendment, “a certificate setting forth the amendment ... shall be executed, acknowledged and filed and shall become effective” upon obtaining the requisite board and stockholder approvals. 8 Del. C. § 242(b)(1) (emphasis added).

In our opinion, the provisions in Article SIXTH and Article SEVENTH that purport to eliminate the statutory power to amend the Certificate of Incorporation, or particular provisions thereof, are contrary to the laws of the State of Delaware and, therefore, are invalid pursuant to Section 102(b)(1) of the General Corporation Law.

Section 102(b)(1) provides that a certificate of incorporation may contain “[a]ny provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders . . . ; if such provisions are not contrary to the laws of [the State of Delaware].” 8 Del. C. § 102(b)(1) (emphasis added).

Thus, the ability to curtail the powers of the corporation, the directors and the stockholders through the certificate of incorporation is not without limitation. Any provision in the certificate of incorporation that is contrary to Delaware law is invalid. See Lions Gate Entm’t Corp. v. Image Entm’t Inc., 2006 WL 1668051, at *7 (Del. Ch. June 5, 2006) (footnote omitted) (noting that a charter provision “purport[ing] to give the Image board the power to amend the charter unilaterally without a shareholder vote” after the corporation had received payment for its stock “contravenes Delaware law [i.e., Section 242 of the General Corporation Law] and is invalid.”). In Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952), the Court found that a charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself.” The Court in Loews Theatres, Inc. v. Commercial Credit Co., 243 A.2d 78, 81 (Del. Ch. 1968), adopted this view, noting that “a charter provision which seeks to waive a statutory right or requirement is unenforceable.”(1)

(1)	We note that Section 102(b)(4) of the General Corporation Law expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the General Corporation Law. 8 Del. C. § 102(b)(4) (“the certificate of incorporation may also contain ... [p]rovisions requiring for corporate action, the vote of a larger portion or the stock ...or a larger number of the directors, than is required by this chapter.”). While Section 102(b)(4) permits certificate of incorporation provisions to require a greater vote of directors or stockholders than is otherwise required by the General Corporation Law, in our view, nothing in Section 102(b)(4) purports to authorize a certificate of incorporation provision that entirely eliminates the power of directors and stockholders to amend the certificate of incorporation, with respect to certain provisions thereof or otherwise, as expressly permitted by Section 242.

That the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations is supported by Delaware case law. Delaware courts have repeatedly held that a reservation of the right to amend the certificate of incorporation is a part of any certificate of incorporation, whether or not such reservation is expressly included therein.(2) See, e.g., Maddock v. Vorclone Corp., 147 A. 255 (Del. Ch. 1929); Coyne v. Park & Tilford Distillers Corp., 154 A.2d 893 (Del. 1959); Weinberg v. Baltimore Brick Co., 114 A.2d 812, 814 (Del. 1955); Morris v. American Public Utilities Co., 122 A. 696, 701 (Del. Ch. 1923). See also Drexler, Black & Sparks, Delaware Corporation Law and Practice, § 32.02 (2005) (“No case has ever questioned the fundamental right of corporations to amend their certificates of incorporation in accordance with statutory procedures. From the earliest decisions, it has been held that every corporate charter implicitly contains as a constituent part thereof every pertinent provision of the corporation law, including the provisions authorizing charter amendments.”); 1 R. Franklin Balotti & Jesse A. Finkelstein, The Delaware Law of Corporations & Business Organizations § 8.1 (2007 Supp.) (“The power of a corporation to amend its certificate of incorporation was granted by the original General Corporation Law and has continued to this day.”) (footnotes omitted); 1 Rodman Ward, Jr., Edward P. Welch, Andrew J. Turezyn, Folk on the Delaware General Corporation Law § 242.2.2, GCL-VIII-13 (2007-1 Supp.) (“A corporation may ... do anything that section 242 authorizes because the grant of amendment power contained in section 242 and its predecessors is itself a part of the charter.”) (citing Goldman v. Postal Tel., Inc., 52 F.Supp. 763, 769 (D.Del. 1943); Davis v. Louisville Gas & Electric Co., 142 A. 654, 656-58 (Del. Ch. 1928); Morris, 122 A. at 701; Peters v. United States Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921)); Peters, 114 A. at 600 (“There is impliedly written into every corporate charter in this state, as a constituent part thereof, every pertinent provision of our Constitution and statutes. The corporation in this case was created under the General Corporation Law ... That law clearly reserves to this corporation the right to amend its certificate in the manner proposed.”).

In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), the Court of Chancery interpreted this reserved right to amend the certificate of incorporation broadly and observed that the legislature, by granting broad powers to the stockholders to amend the certificate of incorporation, “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these questions so as to leave them fixed for all time.” Id. at 657. Indeed, the Court queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intracorporate and in a sense private powers,” i.e., alteration of the terms of the certificate of incorporation? Id. The Court further confirmed the important public policy underlying the reservation of the right to amend the certificate of incorporation stating, “[t]he very fact that the [General Corporation Law]...deals in great detail with innumerable aspects of the [certificate of incorporation] in what upon a glance would be regarded as relating to its private as distinguished from its public character, has some force to suggest that the state, by dealing with such subjects in the statute rather than by leaving them to be arranged by the corporate membership, has impliedly impressed upon such matters the quality of public interest and concern.” Id.

While we have found no definitive case law addressing the enforceability or validity, under Delaware law or otherwise, of a certificate of incorporation provision that attempts to place a blanket prohibition on amendments to certain provisions of the certificate of incorporation, in our view, such a provision would be invalid. Indeed, in confirming the fundamental importance of a corporation’s power to amend the certificate of incorporation, Delaware courts have suggested, in dicta, that such provision might be unenforceable. See, e.g., Jones Apparel Group, Inc. v. Maxwell Shoe Co., 883 A.2d 837 (Del. Ch. 2004) (The Court suggested that the statutory power to recommend to stockholders amendments to the certificate of incorporation is a core duty of directors and noted that a certificate of incorporation provision purporting to eliminate a core duty of the directors would likely contravene Delaware public policy.); Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342, 347, 351 (Del. 1930) (Despite the absence of common stockholders who held the “sole” power to vote on amendments to the certificate of incorporation, the Court assumed that an amendment to the certificate of incorporation nonetheless had been validly approved by the preferred stockholders noting that, by “the very necessity of the case,” the holders of preferred stock had the power to vote where no common stock had been validly issued because otherwise the corporation would be “unable to function.”); Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (The Court questioned the validity of a certificate of

(2)	This principle is also codified in Section 394 of the General Corporation Law. See 8 Del.C. § 394.

incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner which reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision “practically irrepealable.”).

More recently, the Court in Jones Apparel suggested that the right of directors to recommend to stockholders amendments to the certificate of incorporation is a “core” right of fundamental importance under the General Corporation Law. In Jones Apparel, the Delaware Court of Chancery examined whether a certificate of incorporation provision eliminating the power of a board of directors to fix record dates was permitted under Section 102(b)(1) of the General Corporation Law. While the Court upheld the validity of the record date provision, it was quick to point out that not all provisions in a certificate of incorporation purporting to eliminate director rights would be enforceable. Id. at 848. Rather, the Court suggested that certain statutory rights involving “core” director duties may not be modified or eliminated through the certificate of incorporation. The Jones Apparel Court observed that:

“[Sections] 242(b)(1) and 251 do not contain the magic words [“unless otherwise provided in the certificate of incorporation”] and they deal respectively with the fundamental subjects of certificate amendments and mergers. Can a certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate amendment? Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue]. I also think that the use by our judiciary of a more context- and statute-specific approach to police “horribles” is preferable to a sweeping rule that denudes § 102(b)(1) of its utility and thereby greatly restricts the room for private ordering under the DGCL.”

Id. at 852.

While the Court in Jones Apparel recognized that certain provisions for the regulation of the internal affairs of the corporation may be made subject to modification or elimination through the private ordering system of the certificate of incorporation and bylaws, it suggested that other powers vested in directors — such as the power to amend the certificate of incorporation — are so fundamental to the proper functioning of the corporation that they cannot be so modified or eliminated. Id.

As set forth above, the statutory language of Section 242 and Delaware case law confirm that the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations as a matter of Delaware public policy. Moreover, Delaware case law also suggests that the fundamental power to amend the certificate of incorporation is a core right of the directors of a Delaware corporation. Because the provisions in Article SIXTH and Article SEVENTH purport to eliminate the fundamental power of the Company (and the “core” right of the Company’s directors) to amend the Certificate of Incorporation, or particular provisions thereof, such provisions are contrary to the laws of the State of Delaware and, therefore, are invalid.

Given our conclusion that Article SIXTH and Article SEVENTH may be amended as provided in the Amendment subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law, you have asked our opinion as to the vote required for approval of the Amendment. Section 242(b) of the General Corporation Law provides the default voting requirements for an amendment to certificate of incorporation. Under Section 242(b)(1), the Board of Directors of the Company (the “Board”) would be required to adopt a resolution setting forth the amendment proposed (i.e., the Amendment) and declaring its advisability prior to submitting the Amendment to the stockholders entitled to vote on amendments to the Certificate of Incorporation. The Board may adopt such resolution by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, or, alternatively, by unanimous written consent of all directors. See 8 Del.C. §§ 141(b), 141(f). After the Amendment has been duly approved by the Board, it must then be submitted to the stockholders of the Company for a vote thereon. The affirmative vote (or written consent) of a majority of the outstanding stock entitled to vote thereon would be required for approval of the Amendment. See 8 Del.C. §§ 242(b)(1), 228(a). The default voting requirements set forth above may be increased to require a greater vote of the directors or stockholders by a valid provision in the certificate of incorporation or the bylaws (in the case of the Board). See 8 Del.C. §§ 102(b)(4), 141(b), 216, 242(b)(4). However, any certificate of incorporation or bylaw provision purporting to impose a supermajority or unanimous voting requirement must be “clear and unambiguous.” Centaur

Partners v. Nat’l Intergroup, Inc., 582 A.2d 923, 927 (Del. 1990). Moreover, a charter or bylaw provision which purports to alter the statutory default voting requirements must be “positive, explicit, clear and readily understandable” because such provisions give a minority the power to veto the will of the majority, thus effectively disenfranchising the majority. Id. (quoting Standard Power & Light Corp. v. Inv. Assocs., Inc., 51 A.2d 572, 576 (Del. 1947). Because there is no provision in the Certificate of Incorporation or Bylaws purporting to impose a different or greater vote of the directors or stockholders for the approval of an amendment to the Certificate of Incorporation, in our view, the statutory default voting requirements would apply to the approval of the Amendment by the directors and stockholders of the Company.

In addition, in our view, a Delaware court would not interpret the provisions in Article SIXTH and Article SEVENTH that purport to eliminate the power to amend such Articles as requiring a supermajority or unanimous vote of the directors and/or stockholders to approve the amendments purportedly prohibited thereby. Nothing in the language of Article SIXTH or Article SEVENTH suggests that the drafter’s intent was to impose a supermajority or unanimous voting requirement on amendments thereto. Rather, the language in such Articles purports to entirely eliminate any amendments to such Articles at the times and in the circumstances provided therein. Moreover, in our view, a Delaware court would not reform the provisions of Article SIXTH or Article SEVENTH to provide for a voting requirement not intended by the drafters. See Lions Gate, 2006 WL 1668051 at *8 (holding that reformation of a certificate of incorporation is unavailable where the proponent fails to demonstrate that all present and past shareholders intended the reformed provision to be included within the certificate) (citing Waggoner v. Laster, 581 A.2d 1127,1135 (Del. 1990)).

CONCLUSION

While the matter has not been settled as a matter of Delaware law and, accordingly, is not free from doubt, based upon the foregoing and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, it is our opinion that the Amendment, if duly adopted by the Board of Directors of the Company and duly approved by the holders of a majority of the outstanding shares of capital stock of the Company in accordance with the General Corporation Law, would be valid under the General Corporation Law.

The foregoing opinion is limited to the General Corporation Law and we express no opinion on any other laws or the laws of any other state or jurisdiction, including, without limitation, federal laws regulating securities or any other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

We express no opinion regarding any rights, claims, or remedies that might or might not be available to stockholders in connection with the Company’s public disclosures relating to the dissolution and liquidation of the Company in the event a Business Combination has not been consummated within a specified time after the consummation of the IPO. We also express no opinion as to the enforceability, validity, or effectiveness of any of the provisions of the Company’s Certificate of Incorporation, except to the extent expressly set forth in our opinion above with respect to the provisions of Articles SIXTH and SEVENTH to the extent that such provisions purport to eliminate the power to amend such Articles. For the avoidance of doubt, we express no opinion as to the validity, enforceability, or effectiveness of the provisions set forth in the Certificate of Incorporation as amended by the Amendment to the extent that such provisions may be deemed to require dissolution and liquidation of the Company under circumstances not contemplated or permitted by Section 102(b)(5) and/or Section 275 of the General Corporation Law or to the extent that such provisions provide for disparate treatment of stockholders in connection with liquidating distributions. We have assumed that the Company will remain in good standing in the State of Delaware and will remain current on any franchise taxes or other fees owing to the State of Delaware until such time as the Amendment is filed with the Secretary of State.

The opinion expressed herein is rendered as of the date hereof and is based on our understandings and assumptions as to present facts as stated herein, and on the application of Delaware law as the same exists on the date hereof. The opinion expressed here is not a guaranty as to what any particular court would actually hold, but a reasoned opinion as to the decision a Delaware court would reach if the issues were properly presented to it and such court followed existing precedent as to legal and equitable principles applicable to the issues discussed herein.

We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter’ occur or take effect.

This opinion is rendered for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose, except that it may be furnished or quoted to the SEC in connection with the matters addressed herein and you may refer to it in the Proxy Statement, and we consent to your doing so, and it may be furnished or quoted to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Company’s outside counsel, and relied upon by such firm in connection with any correspondence or communications with the SEC. Further, we hereby consent to the filing of this opinion letter as an exhibit to the Proxy Statement and to the references to our firm and the statements made with respect to this opinion letter therein under the captions “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING”, “North Shore’s Recommendation to Stockholders”, and “The Board’s Reasons for the Extension Amendment, its Conclusion, and its Recommendation”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ Morris James LLP
Morris James LLP

Exhibit A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NORTH SHORE ACQUISITION CORP.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

North Shore Acquisition Corp., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is “North Shore Acquisition Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 26, 2007. The Corporation’s Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on November 30, 2007.

3. This Amendment was duly approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware (“DGCL”).

4. Article SIXTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“SIXTH: The Corporation’s existence shall terminate on January 31, 2010 (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below).”

5. Article SEVENTH of the Amended and Restated Certificate of Incorporation is hereby amended to replace the proviso to the second sentence of paragraph A with the following:

“; provided that the Corporation shall not consummate any Business Combination if the holders of 40% or more of the IPO Shares exercise their conversion rights (consisting of less than 40% in the aggregate with respect to the conversion rights described in paragraph F below and the conversion rights described in paragraph B below).”

And to add a new paragraph F thereto to read in its entirety as follows:

“F. Any stockholder of the Corporation holding IPO Shares who votes against the amendment pursuant to which this paragraph F was included in this Certificate of Incorporation may, contemporaneous with such vote, demand that the Corporation convert his or her IPO shares into cash. If so demanded, the Corporation shall convert such IPO Shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined above), inclusive of any interest thereon, calculated as of two business days prior to November 30, 2009, by (ii) the total number of IPO Shares.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name this [•  ] day of [•  ], 2009.

NORTH SHORE ACQUISITION CORP.

By:	Name: Title:

PROXY

NORTH SHORE ACQUISITION CORP.
545-7 Dogok-Dong
SoftForum B/D, 7th Floor
Gangnam-Gu, Seoul, Korea 135-270

SPECIAL MEETING OF STOCKHOLDERS
NOVEMBER 30, 2009
YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE
NORTH ACQUISITION CORP.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
NOVEMBER 30, 2009

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated November 17, 2009, in connection with the Special Meeting to be held at 10:00 a.m. eastern standard time, on November 30, 2009, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., North Shore’s counsel, at The Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York 10017, and hereby appoints Sang-Chul Kim and Byong-Yub Ahn, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, as applicable, of North Shore Acquisition Corp. (the “Corporation”) registered in the name provided herein, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this proxy statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE EXTENSION AMENDMENT CONSISTING OF PROPOSALS 1 AND 2.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2.

	FOR	AGAINST	ABSTAIN
Proposal 1 — Business Combination Deadline
To extend the date by which the Corporation must complete a business combination from November 30, 2009 to January 31, 2010, before it is required to liquidate (and in connection with such proposal the stockholders are authorizing the Corporation to amend the trust agreement to extend the date by which the trust account must be liquidated from November 30, 2009 to January 31, 2010).	☐	☐	☐
Proposal 2 — Conversion Rights
To allow public holders (not including officers, directors and the holders of North Shore common stock issued prior to the IPO of less than 40% of the outstanding shares of the Corporation’s common stock, who vote against the Extension Amendment and elect conversion, to convert their common stock into cash held in the Corporation’s trust account.	☐	☐	☐

Only if you voted “AGAINST” BOTH proposals above, you hold shares of North Shore Acquisition Corp.’s common stock issued in its initial public offering, and you deliver your shares in accordance with the procedures set forth in the proxy statement by the day prior to the special meeting, may you exercise your conversion rights and demand that the Corporation convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of North Shore Acquisition Corp. common stock for cash and will no longer own these shares as of the effective date of the Extension Amendment. You will only be entitled to receive cash for your common stock if the Extension Amendment is approved (and not abandoned) and you continue to retain ownership of your common stock through the time the Extension Amendment becomes effective and deliver your stock certificate to the Corporation.

EXERCISE CONVERSION RIGHTS ☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
Dated 2009 Stockholder’s Signature Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN ITEMS 1 AND 2. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.